Exhibit 2.1

                          AGREEMENT AND PLAN OF MERGER

                                      among

                        MAXIM INTEGRATED PRODUCTS, INC.,

                            MI ACQUISITION SUB, INC.

                                       and

                        DALLAS SEMICONDUCTOR CORPORATION

                          Dated as of January 28, 2001


                                TABLE OF CONTENTS

                                                                                                               Page


ARTICLE I THE MERGER..............................................................................................2
         1.1.     The Merger......................................................................................2
         1.2.     Effective Time..................................................................................2
         1.3.     Effect of the Merger............................................................................2
         1.4.     Certification of Incorporation; Bylaws..........................................................2
         1.5.     Directors and Officers..........................................................................2
         1.6.     Conversion of Company Common Stock, Etc.........................................................3
         1.7.     Cancellation of Treasury Stock and Parent-Owned Stock...........................................4
         1.8.     Stock Options and Warrants......................................................................4
         1.9.     Capital Stock of Merger Sub.....................................................................4
         1.10.    Adjustments to Exchange Ratio...................................................................5
         1.11.    Fractional Shares...............................................................................5
         1.12.    Surrender of Certificates.......................................................................5
         1.13.    Further Ownership Rights in Company Common Stock................................................7
         1.14.    Closing.........................................................................................7
         1.15.    Lost, Stolen or Destroyed Certificates..........................................................7
         1.16.    Tax Consequences................................................................................7

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY..........................................................8
         2.1.     Organization and Qualification; Subsidiaries....................................................8
         2.2.     Certificate of Incorporation and Bylaws.........................................................9
         2.3.     Capitalization..................................................................................9
         2.4.     Authority; Enforceability......................................................................10
         2.5.     Required Vote..................................................................................11
         2.6.     No Conflict; Required Filings and Consents.....................................................11
         2.7.     Material Agreements............................................................................12
         2.8.     Compliance.....................................................................................14
         2.9.     SEC Filings; Financial Statements..............................................................15
         2.10.    Absence of Certain Changes or Events...........................................................16
         2.11.    No Undisclosed Liabilities.....................................................................16
         2.12.    Absence of Litigation..........................................................................17
         2.13.    Employee Benefit Plans.........................................................................17
         2.14.    Employment and Labor Matters...................................................................19
         2.15.    Registration Statement; Proxy Statement/Prospectus.............................................19
         2.16.    Taxes..........................................................................................20
         2.17.    Environmental Matters..........................................................................22
         2.18.    Intellectual Property..........................................................................24
         2.19.    Insurance......................................................................................25
         2.20.    No Restrictions on the Merger; Takeover Statutes...............................................25
         2.21.    Pooling; Tax Matters...........................................................................25
         2.22.    Brokers........................................................................................26
         2.23.    Interested Party Transactions..................................................................26
         2.24.    Opinion of Financial Advisor...................................................................26
         2.25.    Company Rights Agreement.......................................................................26

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB..............................................27
         3.1.     Organization and Qualification.................................................................27
         3.2.     Capitalization.................................................................................27
         3.3.     Authority; Enforceability......................................................................29
         3.4.     No Conflict; Required Filings and Consents.....................................................29
         3.5.     Compliance.....................................................................................30
         3.6.     SEC Filings; Financial Statements..............................................................31
         3.7.     Absence of Certain Changes or Events...........................................................31
         3.8.     No Undisclosed Liabilities.....................................................................32
         3.9.     Absence of Litigation..........................................................................32
         3.10.    Environmental Matters..........................................................................32
         3.11.    Registration Statement; Proxy Statement/Prospectus.............................................33
         3.12.    Brokers........................................................................................33
         3.13.    Pooling; Tax Matters...........................................................................33
         3.14.    Taxes..........................................................................................33
         3.15.    Intellectual Property..........................................................................34

ARTICLE IV CONDUCT OF BUSINESS PENDING THE MERGER................................................................35
         4.1.     Conduct of Business by the Company Pending the Merger..........................................35
         4.2.     Conduct of Business by Parent Pending the Merger...............................................38
         4.3.     Solicitation of Other Proposals................................................................38

ARTICLE V ADDITIONAL AGREEMENTS..................................................................................40
         5.1.     Registration Statement; Proxy Statement/Prospectus.............................................40
         5.2.     Meeting of Company's Stockholders..............................................................41
         5.3.     Access to Information; Confidentiality.........................................................42
         5.4.     Reasonable Best Efforts; Further Assurances....................................................43
         5.5.     Stock Options and Stock Plan; Options..........................................................44
         5.6.     Employee Benefits..............................................................................45
         5.7.     Pooling; Reorganization........................................................................46
         5.8.     Notification of Certain Matters................................................................47
         5.9.     Listing on the NASDAQ National Market..........................................................48
         5.10.    Public Announcements...........................................................................48
         5.11.    Takeover Laws..................................................................................48
         5.12.    Accountant's Letter............................................................................48
         5.13.    Indemnification; Directors and Officer Insurance...............................................48
         5.14.    Option Agreement...............................................................................49
         5.15.    Company Rights Agreement.......................................................................49
         5.16.    Action by Board of Directors...................................................................50
         5.17.    Board Seat.....................................................................................50

ARTICLE VI CONDITIONS OF MERGER..................................................................................50
         6.1.     Conditions to Obligation of Each Party to Effect the Merger....................................50
         6.2.     Additional Conditions to Obligations of Parent and Merger Sub..................................51
         6.3.     Additional Conditions to Obligations of the Company............................................53

ARTICLE VII TERMINATION, AMENDMENT AND WAIVER....................................................................54
         7.1.     Termination....................................................................................54
         7.2.     Effect of Termination..........................................................................55
         7.3.     Fees and Expenses..............................................................................55
         7.4.     Amendment......................................................................................56
         7.5.     Waiver.........................................................................................56

ARTICLE VIII GENERAL PROVISIONS..................................................................................57
         8.1.     Survival of Representations and Warranties.....................................................57
         8.2.     Notices........................................................................................57
         8.3.     Disclosure Schedules...........................................................................58
         8.4.     Certain Definitions............................................................................58
         8.5.     Interpretation.................................................................................62
         8.6.     Severability...................................................................................62
         8.7.     Entire Agreement...............................................................................62
         8.8.     Assignment.....................................................................................62
         8.9.     Parties in Interest............................................................................62
         8.10.    Failure or Indulgence Not Waiver; Remedies Cumulative..........................................63
         8.11.    Governing Law; Enforcement.....................................................................63
         8.12.    Counterparts...................................................................................63


                                    EXHIBITS

EXHIBIT A.................Form of Stock Option Agreement

EXHIBIT B.................Form of Company Affiliate Pooling Agreement

          AGREEMENT AND PLAN OF MERGER, dated as of January 28, 2001 (the "Agreement") among MAXIM INTEGRATED PRODUCTS, INC., a Delaware corporation ("Parent"), MI ACQUISITION SUB, INC., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and DALLAS SEMICONDUCTOR CORPORATION, a Delaware corporation (the "Company"). Capitalized terms not elsewhere defined herein shall have the meaning ascribed to them in Section 8.4 hereof.

          WHEREAS, the Board of Directors of the Company has determined that it is consistent with the Company's long-term strategic plan and in the best interests of its stockholders and employees for the Company to pursue a strategic transaction with Parent in order to preserve the existence of the Company's corporate entity;

          WHEREAS, the Board of Directors of Parent, Merger Sub and the Company have each determined that it is in the best interests of their respective stockholders for Merger Sub to merge with and into the Company upon the terms and subject to the conditions set forth herein;

          WHEREAS, in furtherance thereof, the Boards of Directors of Parent, Merger Sub and the Company have each approved the merger (the "Merger") of Merger Sub with and into the Company, in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and subject to the conditions set forth herein, which Merger will result in, among other things, the Company becoming a wholly-owned subsidiary of Parent;

          WHEREAS, as a condition to the willingness of, and an inducement to, Parent and Merger Sub to enter into this Agreement, contemporaneously with the execution and delivery of this Agreement, the Company is entering into a Stock Option Agreement dated as of the date hereof (the "Option Agreement") in the form of Exhibit A attached hereto, granting Parent an irrevocable option to purchase up to that number of shares of Company Common Stock as shall represent 14.9% (by voting power) of the total outstanding Company Common Stock (as defined herein), on the terms and subject to the conditions set forth therein;

          WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

          WHEREAS, for accounting purposes, it is intended that the Merger shall qualify for "pooling-of-interests" treatment.

          NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER

1.1.      The Merger.

          At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the DGCL, (a) Merger Sub shall be merged with and into the Company, (b) the separate corporate existence of Merger Sub shall cease, and (c) the Company shall, as the surviving corporation in the Merger, continue its existence under Delaware law as a wholly-owned subsidiary of Parent. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

1.2.      Effective Time.

          As promptly as practicable after the satisfaction or, to the extent permitted hereunder, waiver of the conditions set forth in Article VI hereof, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, in such form as required by and executed in accordance with the relevant provisions of the DGCL (the date and time of such filing, or such later date and time as may be specified in the Certificate of Merger by mutual agreement of Parent, Merger Sub and the Company, being the "Effective Time").

1.3.      Effect of the Merger.

          At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL, including Section 259 thereof. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the assets, property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

1.4.      Certification of Incorporation; Bylaws.

          Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time and without any further action on the part of the parties hereto, (a) the Certificate of Incorporation of the Company shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided therein and by the DGCL and (b) the Bylaws of Merger Sub shall be the Bylaws of the Surviving Corporation until thereafter amended as provided therein and by the DGCL.

1.5.      Directors and Officers.

          Except as set forth on Section 1.5 of the Company Disclosure Schedule, the directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and the Bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws. Except as determined by Parent prior to the Effective Time, the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation.

1.6.      Conversion of Company Common Stock, Etc.

          At the Effective Time, by virtue of the Merger and without any action on the part of the parties hereto or the holders of the following securities:

          (a) Subject to the provisions of this Article I, each share of common stock, par value $0.02 per share, of the Company ("Company Common Stock") including the associated Company Rights issued and outstanding immediately prior to the Effective Time (other than any shares of the Company Common Stock to be canceled pursuant to Section 1.7 and subject to Section 1.10 and Section 1.11), will be converted automatically into the right to receive from Merger Sub that number of fully paid and nonassessable shares of Common Stock, par value $0.001 per share (the "Parent Common Stock"), of Parent equal to the Exchange Ratio. For purposes of this Agreement, "Exchange Ratio" shall mean the decimal equivalent (rounded to four decimal places) of the quotient obtained by dividing the Aggregate Parent Share Amount (as defined below) by the Fully Diluted Company Share Amount (as defined below). For purposes hereof, the "Fully Diluted Company Share Amount" means the number of shares of Company Common Stock calculated as of the close of business on the day immediately preceding the Effective Time pursuant to the Treasury Stock Method (assuming a 35% effective tax rate) as defined by GAAP (as defined herein), which as of the close of business on January 26, 2001 and based on outstanding shares and options as of January 25, 2001, would have resulted in an Exchange Ratio of 0.6163. For purposes hereof, the "Aggregate Parent Share Amount" means the following:

          (i) if the Average Closing Price (as defined below) of Parent Common Stock is equal to or greater than $61.00 per share, then the Aggregate Parent Share Amount is 40,000,000;

          (ii) if the Average Closing Price of Parent Common Stock is equal to or less than $52.00 per share, then the Aggregate Parent Share Amount is 42,000,000; and

          (iii) if the Average Closing Price of Parent Common Stock is greater than $52.00 per share but less than $61.00 per share, then the Aggregate Parent Share Amount is the sum of (x) 40,000,000 plus (y) the product obtained by multiplying 2,000,000 times the quotient obtained by dividing (1) $61.00 minus the Average Closing Price of Parent Common Stock by (2) $9.00.

The "Average Closing Price" means the average closing price of Parent Common Stock (rounded to the nearest cent) on the NASDAQ National Market System for the 10 consecutive trading days ending on the trading day that is two trading days prior to the Effective Time.

          (b) Each share of the Company Common Stock shall be deemed canceled and shall cease to exist, and each holder of a certificate representing any such share of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive that number of shares of Parent Common Stock equal to the Exchange Ratio upon surrender of the certificate representing such share of Company Common Stock in the manner provided in Section 1.12 (together with the cash in lieu of fractional shares of Parent Common Stock as specified in Section 1.11, the "Merger Consideration"). Unless the context otherwise requires, each reference in this Agreement to shares of Company Common Stock shall include the associated Company Rights issued pursuant to the Company Rights Agreement.

1.7.      Cancellation of Treasury Stock and Parent-Owned Stock.

          Each share of the Company Common Stock held in the treasury of the Company, if any, and each share of Company Common Stock, if any, owned by Parent or Merger Sub, in each case immediately prior to the Effective Time, shall be canceled and extinguished without any conversion thereof and no payment or distribution shall be made with respect thereto.

1.8.      Stock Options and Warrants.

          (a) At the Effective Time, all options to purchase Company Common Stock then outstanding under the Company's (i) 1984 Stock Option Plan, (ii) Amended 1987 Stock Option Plan and (iii) 1993 Officer and Director Stock Option Plan (each as amended, collectively, the "Option Plans"), by virtue of the Merger and without any action on the part of the holder thereof, shall be assumed by Parent in accordance with Section 5.5.

          (b) The Company and its Board of Directors shall promptly take all actions necessary to ensure that (i) immediately prior to the Effective Time the Purchase Plan (as defined in Section 2.3) shall be terminated and of no further force and effect and without any liability of the Company thereunder, and (ii) following the Effective Time no holder of any options or other rights pursuant to, nor any participant in or party to, the Option Plans or any other Employee Plan (as defined herein) or other plan, program, arrangement, agreement or other commitment providing for the issuance or grant of any interest in respect of the capital stock of the Company or any Subsidiary of the Company will have any rights thereunder to acquire equity securities, or any right to payment in respect of the equity securities, of Parent, the Company, or the Surviving Corporation or any of their Subsidiaries, except as provided herein.

1.9.      Capital Stock of Merger Sub.

          Each share of common stock, par value $0.01 per share, of Merger Sub (the "Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be automatically converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation and shall thereafter constitute all of the issued and outstanding capital stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any shares of Merger Sub Common Stock shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

1.10.     Adjustments to Exchange Ratio.

          Without limiting any other provision of this Agreement, the Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Common Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock or Company Common Stock occurring after the date hereof and prior to the Effective Time.

1.11.     Fractional Shares.

          No certificates or scrip representing the right to acquire fractional shares of Parent Common Stock shall be issued in connection with the Merger, and such fractional interests will not entitle the owner thereof to any rights of a stockholder of Parent. In lieu thereof, each holder of shares of Company Common Stock exchanged pursuant to Section 1.6 or of options or warrants exchanged pursuant to Section 1.8(a) who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to have been otherwise received by such holder) shall receive from Parent an amount of cash (rounded down to the nearest whole cent and without interest) equal to the product of such fractional part of a share of Parent Common Stock multiplied by the Average Closing Price.

1.12.     Surrender of Certificates.

          (a) Exchange Agent. Prior to the Effective Time, Parent shall designate a bank or trust company to act as the Exchange Agent in the Merger.

          (b) Parent to Provide Common Stock. When and as needed, Parent shall make available to the Exchange Agent for exchange in accordance with this
Article I, through such reasonable procedures as Parent may adopt, sufficient shares of Parent Common Stock (and any cash payable in lieu of any fractional shares of Parent Common Stock) to be exchanged pursuant to Section 1.6 and
Section 1.11.

          (c) Exchange Procedures. Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates (the "Certificates") that represented as of the Effective Time outstanding shares of Company Common Stock to be exchanged pursuant to Section 1.6, a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock and payment in lieu of fractional shares which such holder has the right to receive pursuant to Sections 1.6 and 1.11, after giving effect to any required Tax (as defined herein) withholdings, and the Certificate so surrendered shall forthwith be canceled. At any time following six months after the Effective Time, all or any number of shares of Parent Common Stock (and any or all cash payable in lieu of fractional shares of Parent Common Stock) deposited with or made available to the Exchange Agent pursuant to Section 1.12(b), which remain undistributed to the holders of the Certificates representing shares of Company Common Stock, shall be delivered to Parent upon demand, and thereafter such holders of unexchanged shares of Company Common Stock shall be entitled to look only to Parent (subject to abandoned property, escheat or other similar laws) as general creditors thereof with respect to the shares of Parent Common Stock for payment upon due surrender of their Certificates.

          (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to shares of Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the whole shares of Parent Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time and payable between the Effective Time and the time of such surrender with respect to such whole shares of Parent Common Stock.

          (e) Transfers of Ownership. If any certificate for shares of Parent Common Stock is to be issued in a name other than the name in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that (i) the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange will have paid any transfer or other Taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in a name other than the name of the registered holder of the Certificate surrendered or (ii) established to the satisfaction of Parent, or any agent designated by Parent, that such Tax has been paid or is not applicable.

          (f) No Liability. Notwithstanding anything to the contrary in this Agreement, none of the Exchange Agent, Parent, the Merger Sub or the Surviving Corporation shall be liable to a holder of a Certificate for any Parent Common Stock (and any cash payable for fractional shares of Parent Common Stock or any other amount due, if any) that was properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

          (g) Withholding of Tax. Parent or the Exchange Agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement or the transactions contemplated hereby to any holder of Company Common Stock such amounts as Parent (or any Affiliate thereof) or the Exchange Agent are required to deduct and withhold with respect to the making of such payment under the Code, or any applicable provision of federal, state, local or foreign Tax Law (as defined herein). To the extent that amounts are so properly withheld by Parent or the Exchange Agent, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of the Company Common Stock in respect of whom such deduction and withholding were made by Parent.

1.13.     Further Ownership Rights in Company Common Stock.

          All shares of Parent Common Stock issued upon the surrender for exchange of Company Common Stock in accordance with the terms of this Article I (including any cash paid in respect thereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Company Common Stock. At the Effective Time, the stock transfer books of the Company shall be closed, and thereafter there shall be no further registration of transfers of shares of Company Common Stock on the records of the Surviving Corporation. From and after the Effective Time, the holders of Certificates evidencing ownership of shares of Company Common Stock outstanding shall cease to have any rights with respect to such shares of Company Common Stock except as otherwise provided for herein. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

1.14.     Closing.

          Unless this Agreement shall have been terminated and the transactions contemplated by this Agreement abandoned pursuant to the provisions of Article VII, and subject to the provisions of Article VI, the closing of the Merger (the "Closing") will take place at 10:00 a.m. (Pacific time) on a date (the "Closing Date") to be mutually agreed upon by the parties, which date shall be not later than the second Business Day after all the conditions set forth in Article VI shall have been satisfied (or waived in accordance with Section 7.5, to the extent the same may be waived), unless another time and/or date is agreed by the parties hereto. The Closing shall take place at the offices of Simpson Thacher & Bartlett, 3330 Hillview Avenue, Palo Alto, California 94304 or such other place as the parties hereto otherwise agree.

1.15.     Lost, Stolen or Destroyed Certificates.

          In the event any Certificates evidencing Company Common Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock and cash for fractional shares, if any, as may be required pursuant to Section 1.11; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

1.16.     Tax Consequences.

          For federal income tax purposes, the parties intend that the Merger be treated as a reorganization within the meaning of Section 368(a) of the Code, and that this Agreement shall be, and is hereby, adopted as a plan of reorganization for purposes of Section 368 of the Code. The parties shall not take any action that would prevent or impede the Merger from qualifying as a reorganization under Section 368(a) of the Code nor take a position on any Tax Return (as defined herein) inconsistent with this Section 1.16.


                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company hereby represents and warrants to Parent and Merger Sub as follows:

2.1.      Organization and Qualification; Subsidiaries.

          (a) The Company is a corporation duly organized, validly existing and in good standing under Delaware law and has all the requisite corporate power and authority, and is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, waivers, qualifications, certificates, Orders (as defined herein) and approvals (collectively, "Approvals") necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, except for such Approvals, the failure of the Company to be in possession of which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (b) Each Subsidiary of the Company is a legal entity, duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization and has all the requisite power and authority, and is in possession of all Approvals necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, except for such Approvals, the failure of a Subsidiary of the Company to be in possession of which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Subsidiary is duly qualified or licensed as a foreign corporation or entity to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (c) Section 2.1(c) of the Company Disclosure Schedule sets forth, as of the date hereof, a true and complete list of all of the Company's directly and indirectly owned Subsidiaries, together with the jurisdiction of incorporation or organization of each Subsidiary and the percentage of each Subsidiary's outstanding capital stock or other equity or other interest owned by the Company or another Subsidiary of the Company. Except as set forth in
Section 2.1(c) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, directly or indirectly, any equity or similar interest in, any Person.

2.2.      Certificate of Incorporation and Bylaws.

          The Company has heretofore furnished or made available to Parent a true and complete copy of each of its and each of its Subsidiaries' Certificate of Incorporation and Bylaws or equivalent organizational documents, as amended or restated to the date hereof. Such Certificate of Incorporation and Bylaws or equivalent organizational documents of the Company and each of its Subsidiaries are in full force and effect, and no other organizational documents are applicable to or binding upon the Company or its Subsidiaries.

2.3.      Capitalization.

          (a) The authorized capital of the Company consists of 105,000,000 shares, divided into 100,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, par value $0.10 per share (the "Company Preferred Stock"). As of January 25, 2001, (i) 62,140,955 shares of Company Common Stock were issued and outstanding, including the associated Company Rights; (ii) no shares of Company Preferred Stock were issued or outstanding; (iii) 1,282,052 shares of Company Common Stock were held in the treasury of the Company; (iv) no shares of Company Common Stock were held by any Subsidiary of the Company; (v) 10,987,128 shares of Company Common Stock were duly reserved for future issuance pursuant to employee stock options granted pursuant to the Option Plans (the "Outstanding Employee Options"); (vi) 287,700 shares of Company Common Stock were duly reserved for future issuance pursuant to the Company's Employee Stock Purchase Plan (the "Purchase Plan"); (vii) a sufficient number of shares of Company Preferred Stock were reserved for issuance upon exercise of Company Rights issued pursuant to the Company Rights Agreement; and (viii) a sufficient number of shares of Company Common Stock were reserved for issuance pursuant to the Option Agreement. None of the outstanding shares of Company Common Stock are subject to, nor were they issued in violation of any, purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right. Except as set forth above and in Section 2.3(a) of the Company Disclosure Schedule, as of the date hereof, no shares of voting or non-voting capital stock, other equity interests, or other voting securities of the Company were issued, reserved for issuance or outstanding. Except as described in
Section 2.3(a) of the Company Disclosure Schedule, all outstanding options to purchase Company Common Stock were granted under the Company's Option Plans and the Option Agreement. Section 2.3(a) of the Company Disclosure Schedule lists all outstanding options and warrants to purchase Company Common Stock, the record holder thereof and the exercise prices thereof. All outstanding shares of capital stock of the Company are, and all shares which may be issued upon the exercise of stock options and warrants will be, and all shares which may be issued pursuant to the Option Agreement will be, when issued pursuant to the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to any kind of preemptive (or similar) rights. There are no bonds, debentures, notes or other indebtedness of the Company with voting rights (or convertible into, or exchangeable for, securities with voting rights) on any matters on which stockholders of the Company may vote.

          (b) Section 2.3(b) of the Company Disclosure Schedule sets forth the number of authorized and outstanding shares of capital stock, and ownership thereof, of each of the Company's Subsidiaries. Except as set forth on Section 2.3(b) of the Company Disclosure Schedule, all of the outstanding shares of capital stock of each of the Company's Subsidiaries have been duly authorized, validly issued, fully paid and nonassessable, are not subject to, and were not issued in violation of, any preemptive (or similar) rights, and are owned, of record and beneficially, by the Company or one of its direct or indirect Subsidiaries, free and clear of all Liens whatsoever. Except as set forth in
Section 2.3(b) of the Company Disclosure Schedule, there are no restrictions of any kind which prevent the payment of dividends by any of the Company's Subsidiaries, and neither the Company nor any of its Subsidiaries is subject to any obligation or requirement to provide funds for or to make any investment (in the form of a loan or capital contribution) to or in any Person.

          (c) Except for the Company Rights, the Option Agreement, Outstanding Employee Options, options outstanding pursuant to the Purchase Plan and as described in Section 2.3(c) of the Company Disclosure Schedule, as of the date hereof, there are no outstanding securities, options, warrants, calls, rights, convertible or exchangeable securities, commitments, agreements, arrangements or undertakings of any kind (contingent or otherwise) to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or of any of its Subsidiaries or obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Except as described in Section 2.3(c) of the Company Disclosure Schedule, as of the date hereof, there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock (or options or warrants to acquire any such shares) of the Company or its Subsidiaries. Except as described in
Section 2.3(c) of the Company Disclosure Schedule, as of the date hereof, there are no stock-appreciation rights, stock-based performance units, "phantom" stock rights or other agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any Person is or may be entitled to receive any payment or other value based on the revenues, earnings or financial performance, stock price performance or other attribute of the Company or any of its Subsidiaries or assets or calculated in accordance therewith (other than ordinary course payments or commissions to employees or sales representatives of the Company based upon revenues generated by them without augmentation as a result of the transactions contemplated hereby) (collectively, "Stock-Based Rights") or to cause the Company or any of its Subsidiaries to file a registration statement under the Securities Act, or which otherwise relate to the registration of any securities of the Company. Except as set forth in
Section 2.3(c) of the Company Disclosure Schedule, there are no voting trusts, proxies or other agreements, commitments or understandings of any character to which the Company or any of its Subsidiaries or, to the Knowledge (as defined herein) of the Company, any of the Company's stockholders is a party or by which any of them is bound with respect to the issuance, holding, acquisition, voting or disposition of any shares of capital stock of the Company or any of its Subsidiaries.

2.4.      Authority; Enforceability.

          The Company has all necessary corporate power and authority to execute and deliver this Agreement, the Option Agreement and each instrument required to be executed and delivered by it at the Closing hereunder and thereunder, perform its obligations hereunder and thereunder and consummate the transactions contemplated hereby and thereby. The execution and delivery by the Company of this Agreement and the Option Agreement, the performance of its obligations hereunder and thereunder, and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly and validly authorized by all corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the Option Agreement or to consummate the transactions so contemplated (other than, with respect to the Merger, the approval and authorization of this Agreement by votes of the holders of a majority of the outstanding Company Common Stock in accordance with Delaware law and the Company's Certificate of Incorporation and Bylaws and the filing of the Certificate of Merger) herein or therein. Each of this Agreement and the Option Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing).

2.5.      Required Vote.

          The Board of Directors of the Company has, at a meeting duly called and held, (i) approved and declared advisable this Agreement and the Option Agreement, (ii) determined that the transactions contemplated hereby and thereby are advisable, fair to and in the best interests of the holders of Company Common Stock, (iii) resolved to recommend adoption of this Agreement, the Merger, and the other transactions contemplated hereby to the stockholders of the Company and (iv) directed that this Agreement be submitted to the stockholders of the Company for their approval and authorization. The affirmative vote of a majority of all outstanding shares of Company Common Stock is the only vote of the holders of any class or series of capital stock of the Company necessary to approve and authorize this Agreement and the Merger. No stockholder vote is required to approve or authorize the Option Agreement.

2.6.      No Conflict; Required Filings and Consents.

          (a) The execution and delivery by the Company of this Agreement, the Option Agreement or any instrument required by this Agreement to be executed and delivered by the Company or any of its Subsidiaries at the Closing do not, and the performance of this Agreement, the Option Agreement or any instrument required by this Agreement to be executed and delivered by the Company or any of its Subsidiaries at the Closing, shall not, (i) conflict with or violate the Certificate of Incorporation or Bylaws or equivalent organizational documents of the Company or any of its Subsidiaries, (ii) conflict with or violate any Law or Order in each case applicable to the Company or any of its Subsidiaries or by which its or any of their respective properties or assets is bound or affected, or (iii) result in any breach or violation of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the Company's or any of its Subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration, additional liabilities or fees or cancellation of, or result in the creation of a Lien on any of the properties or assets of the Company or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, Contract, permit, franchise or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or its or any of their respective properties or assets is bound or affected, except (A) as set forth in Section 2.6(a) of the Company Disclosure Schedule or (B) in the case of clause (ii) or
(iii) above, for any such conflicts, breaches, violations, defaults or other occurrences that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (b) The execution and delivery by the Company of this Agreement, the Option Agreement or any instrument required by this Agreement to be executed and delivered by the Company or any of its Subsidiaries at the Closing do not, and the performance of this Agreement, the Option Agreement and any instrument required by this Agreement to be executed and delivered by the Company or any of its Subsidiaries at the Closing, shall not, require the Company or any of its Subsidiaries to, except as set forth in Section 2.6(b) of the Company Disclosure Schedule, obtain any Approval of any Person or Approval of, observe any waiting period imposed by, or make any filing with or notification to, any Governmental Authority, domestic or foreign, except for (A) compliance with applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state securities laws ("Blue Sky Laws"), the rules and regulations at the New York Stock Exchange and the NASDAQ Stock Market, the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), or Foreign Competition Laws, (B) the filing of the Certificate of Merger in accordance with Delaware law or (C) where the failure to obtain such Approvals, or to make such filings or notifications, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

2.7.      Material Agreements.

          (a) Other than those set out in the Company SEC Reports (as defined below) filed prior to the date hereof, the Company has delivered to Parent true and complete copies of (or, with respect to those contracts that consist solely of purchase orders, has delivered to Parent a materially true and correct list identifying those purchase orders) all of the following Contracts and other instruments to which the Company or any of its Subsidiaries is a party or by which any of them or their properties or assets are bound as of the date hereof (collectively, the "Material Agreements"):

          (i) all equipment leases that involve payments by the Company and/or its Subsidiaries in excess of $50,000 per year;

          (ii) all software  maintenance  agreements  or  Intellectual  Property
license   arrangements   that  involve   payments  by  the  Company  and/or  its
Subsidiaries in excess of $10,000 per year;

          (iii) all material agreements pursuant to which the Company and/or its Subsidiaries license Company Intellectual Property (as defined below);

          (iv) all real property leases that involve payments by the Company and/or its Subsidiaries in excess of $100,000 per year;

          (v) all Contracts (other than those listed in clauses (i) through (iv) above) that involve payments by the Company and/or its Subsidiaries in excess of $100,000 per year or $250,000 in the aggregate;

          (vi) all collective bargaining agreements;

          (vii) promissory notes, loans, agreements, indentures, evidences of indebtedness or other instruments and Contracts providing for the borrowing or lending of money, whether as borrower, lender or guarantor, in each case, relating to indebtedness or obligations in excess of $1,000,000;

          (viii) Contracts containing a covenant limiting the freedom of the Company or any of its Subsidiaries (or which purport to limit the freedom of Parent after the Merger) to engage in any line of business or compete with any Person or operate at any location in the world or that prohibits or restricts the Company or its Subsidiaries (or which purport to prohibit or restrict Parent after the Merger) from soliciting or retaining the employment of any Person;

          (ix) joint venture or partnership agreements or joint development, distribution or similar agreements pursuant to which any third party is entitled or obligated to develop or distribute any products on behalf of the Company or its Subsidiaries or pursuant to which the Company or any of its Subsidiaries is entitled or obligated to develop or distribute any products on behalf of any third party;

          (x) Contracts for the acquisition, directly or indirectly (by merger or otherwise) of any business, all or substantially all of the assets of any Person (whether tangible or intangible) or the capital stock of another Person;

          (xi) Contracts involving the issuance or repurchase of any capital stock of the Company or any of its Subsidiaries (including newly formed Subsidiaries), other than, with respect to the issuance of Company Common Stock, the options or warrants listed in Section 2.3(a) of the Company Disclosure Schedule;

          (xii) Contracts under which the Company or any of its Subsidiaries has granted or received exclusive rights with respect to Company Intellectual Property or the distribution of the Company's products;

          (xiii) any interest rate swaps, caps, floors or option agreements or any other interest rate risk management arrangement or foreign exchange Contracts;

          (xiv) any employment or consulting agreements for individuals with total annual compensation in excess of $100,000 pursuant to which the Company or any of its Subsidiaries may incur any liability;

          (xv)   all   agreements   or   insurance    policies   providing   for
indemnification of any officer or director of the Company or any of its Subsidiaries;

          (xvi) all agreements evidencing a loan in excess of $25,000 to any officer or director of the Company or any of its Subsidiaries; and

          (xvii) all Contracts relating to split-dollar life insurance policies for any employee or director of the Company and its Subsidiaries.

          (b) (i) Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, other than Material Agreements that have terminated or expired in accordance with their terms, each Material Agreement is in full force and effect, is a valid and binding obligation of the Company or such Subsidiary and, to the Company's Knowledge, of each other party thereto and is enforceable, in accordance with its terms, against each party thereto (other than the Company or such Subsidiary), in each case except that the enforcement thereof may be limited by (A) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws affecting creditors' rights generally, (B) general principles of equity (whether in a proceeding in equity or at law) and (C) an implied covenant of good faith and fair dealing, and (ii) to the Knowledge of the Company, neither the Company nor any of its Subsidiaries is or alleged to be, and, to the Knowledge of the Company, no other party is or alleged to be, in material default under, or in material breach or material violation of, any Material Agreement and, to the Knowledge of the Company, no event or failure to act has occurred which, with the giving of notice or passage of time or both, would constitute such a material default, breach or violation. The designation or definition of Material Agreements for purposes of this Section 2.7 and the disclosures made pursuant thereto will not be construed or utilized to expand, limit or define the terms "material" and "Material Adverse Effect" as otherwise referenced and used in this Agreement.

2.8.      Compliance.

          (a) The Company and each of its Subsidiaries are in compliance with, and are not in default or violation of, (i) the Certificate of Incorporation and Bylaws of the Company or the equivalent organizational documents of such Subsidiary, (ii) any Law or Order by which any of their respective assets or properties are bound or affected and (iii) the terms of all notes, bonds, mortgages, indentures, Contracts, permits, franchises and other instruments or obligations to which any of them are a party or by which any of them or any of their respective assets or properties are bound or affected, except, in the case of clauses (ii) and (iii), for any such failures of compliance, defaults and violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the Knowledge of the Company, the Company and its Subsidiaries are in compliance with the terms of all Approvals, except where the failure to so comply could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the Knowledge of the Company, the Company and its Subsidiaries have conducted their export transactions in all material respects in accordance with applicable provisions of United States export control laws and regulations, including but not limited to (i) the Export Administration Act and the Export Administration Regulations thereunder and (ii) the Arms Export Control Act and the
International Traffic in Arms Regulations thereunder. Without limiting the foregoing, the Company represents and warrants that, to its Knowledge, (A) it and its Subsidiaries have obtained all material export licenses and other approvals required for their exports of products, software and technologies from the United States, (B) it and its Subsidiaries are in material compliance with the terms of all applicable export licenses or other approvals, (C) there are no pending or threatened material claims against the Company or its Subsidiaries with respect to such export licenses or other approvals, (D) there are no actions, conditions or circumstances pertaining to the Company's or its Subsidiaries' export transactions that may give rise to any future material claim and (E) no consents or approvals for the transfer of export licenses to Parent are required, or such consents and approvals can be obtained expeditiously without material cost. Except as set forth in Section 2.8 of the Company Disclosure Schedule or as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its Subsidiaries has received notice of any revocation or modification of any federal, state, local or foreign Governmental Authority, or any Approval of any federal, state, local or foreign Governmental Authority that is material to the Company or any of its Subsidiaries.

          (b) To the Company's Knowledge, as of the date hereof, neither the Company nor any of its Subsidiaries nor any director, officer, employee or agent of the Company or any of its Subsidiaries has, except for any of such uses, payments or transactions as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments relating to political activity, (ii) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (iii) consummated any transaction, made any payment, entered into any agreement or arrangement or taken any other action in violation of Section 1128B(b) of the Social Security Act, as amended, or (iv) made any other unlawful payment.

          2.9. SEC Filings; Financial Statements.

          (a) The Company has filed all forms, reports, schedules, statements and documents required to be filed with the Securities and Exchange Commission ("SEC") since January 1, 1998 (collectively, the "Company SEC Reports") pursuant to the federal securities Laws and the Regulations of the SEC promulgated thereunder, and all Company SEC Reports have been filed in all material respects on a timely basis. The Company SEC Reports were prepared in accordance, and complied as of their respective filing dates in all material respects, with the requirements of the Exchange Act, the Securities Act and the Regulations promulgated thereunder and did not at the time they were filed (or if amended or superseded by a filing prior to the date hereof, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Company's Subsidiaries has filed, or is obligated to file, any forms, reports, schedules, statements or other documents with the SEC.

          (b) Each of the audited and unaudited consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports (the "SEC Financial Statements") (i) complied as to form in all material respects with applicable accounting requirements and the published Regulations of the SEC with respect thereto, (ii) were prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and (iii) fairly present in all material respects the consolidated financial position of the Company as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements included in the Company's Form 10-Q reports were or are subject to normal and recurring year-end adjustments.

          (c) The unaudited consolidated financial statements previously provided to Parent, as at December 31, 2000 and for the fiscal year then ended (the "December 31 Financial Statements"), were prepared in accordance with GAAP (with the exception of the absence of footnotes) applied on a consistent basis with the SEC Financial Statements, and fairly present in all material respects the consolidated financial position of the Company as at the date thereof and the consolidated results of its operations and cash flows for the periods indicated.

          2.10. Absence of Certain Changes or Events.

          (a) Except as described in Section 2.10(a) of the Company Disclosure Schedule or as set forth in the Company SEC Reports filed prior to the date of this Agreement, since December 31, 2000, the Company and its Subsidiaries have conducted their businesses only in the ordinary and usual course and in a manner consistent with past practice, and, since such date, there has not been any change, development, circumstance, condition, event, occurrence, damage, destruction or loss that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (b) Except as described in Section 2.10(b) of the Company Disclosure Schedule or as set forth in the Company SEC Reports filed prior to the date of this Agreement, during the period from December 31, 2000 to the date hereof, (i) there has not been any change by the Company in its accounting methods, principles or practices, any revaluation by the Company of any of its assets, including, writing down the value of inventory or writing off notes or accounts receivable, and (ii) there has not been any action or event, and neither the Company nor any of its Subsidiaries has agreed in writing or otherwise to take any action, that would have required the consent of Parent pursuant to Section
4.1 had such action or event occurred or been taken after the date hereof and prior to the Effective Time.

          2.11. No Undisclosed Liabilities.

          Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether absolute, accrued, fixed, contingent or otherwise), and there is no existing fact, condition or circumstance which could reasonably be expected to result in such liabilities or obligations, except liabilities or obligations (i) reflected in the Company SEC Reports filed and publicly available prior to the date hereof or in the December 31 Financial Statements, (ii) disclosed in Section 2.11 of the Company Disclosure Schedule, or (iii) incurred in the ordinary course of business which do not have, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          2.12. Absence of Litigation.

          Except as described in Section 2.12 of the Company Disclosure Schedule or expressly described in the Company SEC Reports filed and publicly available prior to the date hereof, there is no Litigation pending against or, to the Knowledge of the Company, threatened against the Company, any of its Subsidiaries, or any of their respective properties or rights, before or subject to any Court or Governmental Authority, which, if adversely determined, could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is subject to any outstanding Litigation or Order, which, individually or in the aggregate, has had or could reasonably be expected to have, a Material Adverse Effect.

          2.13. Employee Benefit Plans.

          (a) Section 2.13(a) of the Company Disclosure Schedule contains a true and complete list of each "employee benefit plan" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including, without limitation, multiemployer plans within the meaning of ERISA Section 3(37)), and all stock purchase, stock option, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transaction contemplated by this Agreement or otherwise), whether formal or informal, oral or written, legally binding or not, under which any employee or former employee of the Company or its Subsidiaries (the "Company Employees") has any present or future right to benefits sponsored or maintained by the Company or its Subsidiaries or under which the Company or its Subsidiaries has any present or future liability. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the "Employee Plans".

          (b) With respect to each Employee Plan, the Company has provided to Parent a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable: (i) any related trust agreement or other funding instrument; (ii) the most recent determination letter, if applicable; (iii) any summary plan description and other written communications (or a description of any oral communications) by the Company or its Subsidiaries to their employees concerning the extent of the benefits provided under an Employee Plan; and (iv) for the three most recent years (A) the Form 5500 and attached schedules, (B) audited financial statements, and (C) actuarial valuation reports.

          (c) (i) Each Employee Plan has been established and administered in substantial compliance with its terms, and in substantial compliance with the applicable provisions of ERISA, the Code and other applicable laws, rules and regulations; (ii) each Employee Plan which is intended to be qualified within the meaning of Code Section 401(a) has received a favorable determination letter as to its qualification, and to the Knowledge of the Company, nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification; (iii) to the Knowledge of the Company, no event has occurred and no condition exists that would subject the Company or its Subsidiaries, either directly or by reason of their affiliation with any member of their "Controlled Group" (defined as any organization which is a member of a controlled group of organizations within the meaning of Code Sections 414(b), (c), (m) or (o)), to any tax, fine, lien, penalty or other liability imposed by ERISA, the Code or other applicable laws, rules and regulations; (iv) no "reportable event" (as such term is defined in ERISA
Section 4043), to the Knowledge of the Company, nonexempt "prohibited transaction" (as such term is defined in ERISA Section 406 and Code Section
4975) or  "accumulated  funding  deficiency"  (as such term is  defined in ERISA
Section 302 and Code Section 412 (whether or not waived)) has occurred with respect to any Employee Plan; (v) except as disclosed in Schedule 2.13(c)(v), no Employee Plan provides retiree welfare benefits except as defined under Section 4980B of the Code, and except as disclosed on Schedule 2.13(c)(v), neither the Company nor its Subsidiaries have any obligations to provide any retiree welfare benefits except as required under Section 4980B of the Code; and (vi) neither the Company nor any member of its Controlled Group has engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in Sections 4069 or 4212(c) of ERISA.

          (d) None of the Employee Plans is subject to Title IV of ERISA (including, without limitation, any multiemployer plan within the meaning of ERISA Section 4001(a)(3)) and none of the Company, its Subsidiaries or any member of their Controlled Group has incurred any liability under Title IV of ERISA which remains unsatisfied.

          (e) With respect to any Employee Plan, (i) no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the Knowledge of the Company, threatened, (ii) other than routine benefits processing, to the Knowledge of the Company no facts or circumstances exist that could give rise to any such actions, suits or claims and (iii) no administrative investigation, audit or other administrative proceeding by the Department of Labor, the Pension Benefit Guaranty Corporation, the Internal Revenue Service or other governmental agencies are pending, in progress or, to the Knowledge of the Company, threatened.

          (f) Except as provided in Section 2.13(f) of the Company Disclosure Schedule, no Employee Plan exists that could result in the payment to any present or former employee of the Company or any of its Subsidiaries of any money or other property or accelerate or provide any other rights or benefits to any present or former employee of the Company or any of its Subsidiaries as a result of the transactions contemplated by this Agreement. Except as provided in
Section 2.13(f) of the Company Disclosure Schedule, there is no Contract, plan or arrangement (written or otherwise) covering any employee or former employee of the Company or any of its Subsidiaries that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G of the Code.

          (g) Section 2.13(g) of the Company Disclosure Schedule sets forth a true and complete list of each current or former employee, officer, director and investor of the Company or any of its Subsidiaries who holds, as of the date hereof, any option, warrant or other right to purchase Company Common Stock or Company Preferred Stock or any shares of restricted stock, if any, together with the number of shares of Company Common Stock or Company Preferred Stock, if any, subject to such option, warrant or right, the date of grant or issuance of such option, warrant or right, the extent to which such option, warrant or right is vested and/or exercisable, the exercise price of such option, warrant or right, whether such option is intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Code, and the expiration date of each such option, warrant and right. Section 2.13(g) of the Company Disclosure Schedule also sets forth the total number of such options, warrants and rights.

          2.14. Employment and Labor Matters.

          (a) Except as set forth in Section 2.14(a) of the Company Disclosure Schedule, none of the Company's or any Subsidiary's employment policies or practices is currently being audited or, to the Knowledge of the Company, investigated by any Governmental Authority or Court. Except as set forth in
Section 2.14(a) of the Company Disclosure Schedule or as could not, individually or in the aggregate reasonably be expected to have a Material Adverse Effect, there is no pending or, to the Knowledge of the Company, threatened Litigation, unfair labor practice charge, or other charge or inquiry against the Company or any Subsidiary brought by or on behalf of any employee, prospective employee, former employee, retiree, labor organization or other representative of the Company's or Subsidiary's employees, or other individual or any Governmental Authority with respect to employment practices.

          (b) Except as set forth in Section 2.14(b) of the Company Disclosure Schedule, (i) there are no material controversies pending or threatened, between the Company or any of its Subsidiaries and any of their respective employees;
(ii) neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union Contract applicable to Persons employed by the Company or its Subsidiaries nor are there any activities or proceedings of any labor union to organize any such employees of the Company or any of its Subsidiaries of which the Company is aware; (iii) during the past five years there have been no strikes, slowdowns, work stoppages, disputes, lockouts, or threats thereof, by or with respect to any employees of the Company or any of its Subsidiaries; and (iv) neither the Company nor any Subsidiary is a party to, or otherwise bound by, any consent decree with, or citation or other Order by, any Governmental Authority relating to employees or employment practices. The Company and each of its Subsidiaries are in compliance in all material respects with all material Laws, Contracts, and policies relating to employment, employment practices, wages, hours, and terms and conditions of employment, including the obligations of the Worker Adjustment and Retraining Notification Act of 1988, as amended ("WARN"), and all other notification and bargaining obligations arising under any collective bargaining agreement, by Law or otherwise. Neither the Company nor any Subsidiary of the Company has effectuated a "plant closing" or "mass layoff" as those terms are defined in WARN, affecting in whole or in part any site of employment, facility, operating unit or employee of the Company, without complying with all material provisions of WARN or implemented any early retirement, separation or window program within the past five years, nor has the Company or any Subsidiary planned or announced any such action or program for the future.

          2.15. Registration Statement; Proxy Statement/Prospectus.

          None of the information supplied by the Company for inclusion in the registration statement on Form S-4, or any amendment or supplement thereto, pursuant to which the shares of Parent Common Stock to be issued in the Merger will be registered with the SEC (including any amendments or supplements, the "Registration Statement") shall, at the time such document is filed, at the time amended or supplemented and at the time the Registration Statement is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied by the Company for inclusion in the proxy statement/prospectus to be sent to the stockholders of the Company in connection with the meeting of the stockholders of the Company to consider the Merger and vote on a proposal to adopt the Merger Agreement (the "Company Stockholders' Meeting") (such proxy statement/prospectus, as amended or supplemented, is referred to herein as the "Proxy Statement") shall, on the date the Proxy Statement is first mailed to the stockholders of the Company, at the time of the Company Stockholders' Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. The Proxy Statement shall comply in all material respects as to form and substance with the requirements of the Exchange Act and the Regulations promulgated thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub which is contained or incorporated by reference in the Registration Statement or Proxy Statement.

          2.16. Taxes.

          For purposes of this Agreement, "Tax" or "Taxes" shall mean taxes and governmental impositions of any kind in the nature of (or similar to) taxes, payable to any federal, state, local or foreign taxing authority, including those on or measured by or referred to as income, franchise, profits, gross receipts, capital ad valorem, custom duties, alternative or add-on minimum taxes, estimated, environmental, disability, registration, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, and interest, penalties and additions to tax imposed with respect thereto; and "Tax Returns" shall mean returns, reports and information statements, including any schedule or attachment thereto, with respect to Taxes required to be filed with the Internal Revenue Service or any other governmental or taxing authority or agency, domestic or foreign, including consolidated, combined and unitary tax returns. Except as set forth in Section 2.16 of the Company Disclosure Schedule:

                    (a) All material Tax Returns required to be filed by or on behalf of the Company, each of its Subsidiaries, and each affiliated, combined, consolidated or unitary group of which the Company or any of its Subsidiaries is a member have, to the extent required to be filed on or before the date hereof, been timely filed, and all such Tax Returns are true, complete and correct in all material respects.

                    (b) All material Taxes due and payable by or with respect to the Company and each of its Subsidiaries shown on any Tax Return have been timely paid. The Company and each of its Subsidiaries have established adequate reserves (other than reserves for deferred Taxes established to reflect timing differences between book and Tax treatment) in accordance with GAAP on the respective company's Balance Sheet for any material Taxes not yet due for all periods ending on or before the date of the latest Balance Sheet. All assessments for material Taxes due and owing by or with respect to the Company and each of its Subsidiaries with respect to completed and settled examinations or concluded litigation have been paid. Neither the Company nor any of its Subsidiaries has incurred a Tax liability from the date of the latest Balance Sheet other than a Tax liability in the ordinary course of business. No material claim for unpaid Taxes has become a Lien against the property of the Company or any of its Subsidiaries or is being asserted against the property of the Company or any of its Subsidiaries other than liens for Taxes not yet due and payable or for Taxes contested in good faith and for which adequate reserves have been established.

                    (c) No action, suit, proceeding, investigation, claim or audit has formally commenced and no written notice has been received that such audit or other proceeding is pending or threatened by any Governmental Authority with respect to the Company or any of its Subsidiaries or any group of corporations of which any of the Company and its Subsidiaries has been a member, with regard to years or periods during which the Company or its Subsidiaries were a member thereof in respect of any Taxes, and all deficiencies proposed as a result of such actions, suits, proceedings, investigations, claims or audits have been paid, reserved against or settled.

                    (d) Neither the Company nor any of its Subsidiaries has requested, or been granted any waiver of any federal, state, local or foreign statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. No extension or waiver of time within which to file any Tax Return of, or applicable to, the Company or any of its Subsidiaries has been granted or requested which has not since expired.

                    (e) To the Knowledge of the Company, none of the Company or any of its Subsidiaries has been a member of an affiliated, consolidated, combined or unitary group (other than a group the common parent of which was the Company) or has any material liability for the Taxes of any Person under Treasury Regulation ss. 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

                    (f) None of the Company or any of its Subsidiaries is a party to, or is bound by or has any obligation under any Tax sharing agreement or similar contract or arrangement. No closing agreement pursuant to Section 7121 of the Code (or any similar provision of state, local or foreign law) has been entered into by the Company or any of its Subsidiaries.

                    (g) The Company and its Subsidiaries have not made any material payments, are not obligated to make any material payments, and are not a party to any agreements that under any circumstances could obligate any of them to make any material payments, that will not be deductible under Section 280G or Section 162(m) of the Code.

                    (h) The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

                    (i) The Company and each of its Subsidiaries have complied with all applicable Laws relating to the payment, collection, withholding and deposit, as the case may be, of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441, 1442 and 3406 of the Code or similar provisions under any foreign
          Laws) and, to the extent required, have paid all amounts to the relevant Governmental Authority, and have, within the time and in the manner required by Law, withheld from employee wages and paid over to the proper Governmental Authorities all amounts required to be so withheld and paid over under all applicable Laws. The Company and its Subsidiaries have collected all material sales and use taxes required to be collected, and have remitted, or will remit on a timely basis, such amounts to the appropriate Governmental Authorities, or have been furnished properly completed exemption certificates and have maintained all such records and supporting documents in the manner required by all applicable sales and use tax statutes an regulations for all periods for which the statute of limitations has not expired.

                    (j) Neither the Company nor any of its Subsidiaries has made an election under Section 341(f) of the Code.

                    (k) None of the Company and its Subsidiaries will be required to include any material amount in taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of a change in the method of accounting for a taxable period ending prior to the Closing Date, any "closing agreement" as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign Tax Laws) entered into prior to the Closing Date, any sale reported on the installment method that occurred prior to the Closing Date, or any taxable income attributable to any amount that is economically accrued prior to the Closing Date.

                    (l) None of the Company nor any of its Subsidiaries has been a party to any distribution occurring during the last two years in which the parties to the distribution treated the distribution as one to which Section 355 of the Code is applicable.

          2.17. Environmental Matters.

          (a) Except as described on Section 2.17 of the Company Disclosure Schedule, as expressly described in the written materials provided to the Parent or as expressly described in any Environmental Report obtained by Parent with respect to the Company or any of its Subsidiaries, and except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) the Company and each of its Subsidiaries complies and have complied, during all applicable statute of limitations periods, with all applicable Environmental Laws, and possess and comply, and have possessed and complied during all applicable statute of limitations periods, with all Environmental Permits; (ii) to the Knowledge of the Company, there are and have been no Materials of Environmental Concern or other conditions at any property owned, operated, or otherwise used by the Company now or in the past, or at any other location (including without limitation any facility to which Materials of Environmental Concern from the Company or any of its Subsidiaries), that are in circumstances that could reasonably be expected to give rise to any liability of the Company or any of its Subsidiaries, or result in costs to the Company or any of its Subsidiaries arising out of any Environmental Law; (iii) no Litigation (including, to the Knowledge of the Company, any notice of violation or alleged violation), under any Environmental Law or with respect to any Materials of Environmental Concern to which the Company or any of its Subsidiaries is, or to the Knowledge of the Company will be, named as a party, or affecting their business, is pending or, to the Knowledge of the Company, threatened, nor is the Company or any of its Subsidiaries the subject of any investigation to its Knowledge or the recipient of any request for information in connection with any such Litigation or potential Litigation; (iv) there are no Orders or agreements under any Environmental Law or with respect to any Materials of Environmental Concern to which the Company or any of its Subsidiaries is a party or affecting their business; and (v) to the Knowledge of the Company, each of the foregoing representations and warranties is true and correct with respect to any entity for which the Company or any of its Subsidiaries has assumed or retained liability, whether by Contract or operation of Law.

          (b) The Company has furnished or made available to Parent true and complete copies of all Environmental Reports in the possession of the Company or any of its Subsidiaries.

          (c) For purposes of this Agreement, the terms below are defined as follows:

                  "Environmental Laws" shall mean any and all Laws, Orders, guidelines, codes, or other legally enforceable requirement (including, without limitation, common law) of any foreign government, the United States, or any state, local, municipal or other Governmental Authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health.

                  "Environmental  Permits"  shall  mean  any  and  all  permits,
         licenses,  registrations,   notifications,  exemptions  and  any  other
         Approvals required of the Company under any Environmental Law.

                  "Environmental Report" shall mean any report, study, assessment, audit, or other similar document that addresses any issue of actual or potential noncompliance with, actual or potential liability under or cost arising out of, or actual or potential impact on business in connection with, any Environmental Law or any proposed or anticipated change in or addition to Environmental Law, that may in any way affect the Company or any entity for which it may be liable or any Subsidiary.

                  "Materials of Environmental Concern" shall mean any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity, and any other substances of any kind, whether or not any such substance is defined as hazardous or toxic under any Environmental Law, that is regulated pursuant to or could give rise to liability under any Environmental Law.

          2.18. Intellectual Property.

          (a) The Company has provided or made available all material United States and foreign patent, copyright, trademark, service mark, trade dress, domain name and other registrations, and applications, and all material unregistered Intellectual Property owned or used by the Company or its Subsidiaries ("Company Intellectual Property").

          (b) To the Knowledge of the Company, all material patents and Company Intellectual Property (and all applications therefor) are currently in compliance in all material respects with all applicable legal requirements (including timely filings, proofs and payments of fees), and to the Knowledge of the Company, are valid and enforceable, except for such noncompliance, invalidity or unenforceability that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (c) Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries own or have the valid right to use all of the Intellectual Property used in the conduct of the Company's and each of its Subsidiaries' business as currently conducted and for the ownership, maintenance and operation of the Company's and its Subsidiaries' properties and assets, free of any obligation to pay royalties, honoraria or other fees, except as set forth in Section 2.18(c) of the Company Disclosure Schedule. Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries own, free and clear of all Liens or adverse ownership claims (including by current and former employees and contractors) all their owned Company Intellectual Property.

          (d) Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and each of its Subsidiaries have taken all commercially reasonable steps to maintain, police and protect the Intellectual Property which they own or use, including the execution of all appropriate Intellectual Property assignments and releases, (including from past and current employees and contractors), true and complete representative copies of which have been delivered to Parent. To the Knowledge of the Company, except under written confidentiality agreements, there has been no disclosure of any confidential Company Intellectual Property to any third party, which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as disclosed in Section 2.18(d) of the Company Disclosure Schedule, to the Knowledge of the Company and except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the conduct of the Company's and its Subsidiaries' businesses as currently conducted or planned to be conducted does not infringe or otherwise impair or conflict with ("Infringe") any Intellectual Property of any third party, and the Company Intellectual Property is not being Infringed by any third party, (ii) there is no Litigation or Order pending or outstanding, or to the Knowledge of the Company, threatened, that seeks to limit or challenge or that concerns the ownership, use, validity or enforceability of any Company Intellectual Property.

          2.19. Insurance.

          The Company's policies of insurance and bonds as currently in effect are of the type and in amounts customarily carried by Persons conducting businesses similar to those of the Company and its Subsidiaries. To the Knowledge of the Company, there is no material claim by the Company or any of its Subsidiaries pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums payable under all such policies and bonds have been paid and the Company and its Subsidiaries are in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage), and the Company shall, and shall cause its Subsidiaries to, maintain in full force and effect all such insurance during the period from the date hereof through the Closing Date. To the Knowledge of the Company, there is not any threatened termination of or material premium increase with respect to any of such policies or bonds.

          2.20. No Restrictions on the Merger; Takeover Statutes.

          The Board of Directors of the Company has, on or prior to the date hereof, approved this Agreement, the Option Agreement, the Merger and the other transactions contemplated hereby and such approval is sufficient to render inapplicable to this Agreement, the Option Agreement, the Merger and any other transactions contemplated hereby, the restrictions on business combinations of
Section 203 of the DGCL. To the Company's Knowledge, no other takeover statute or similar Law applicable to the Company or its Subsidiaries or any Material Agreement to which any of them is a party (a) would or would purport to impose restrictions which might adversely affect or delay the consummation of the transactions contemplated by this Agreement, or the Option Agreement, or (b) as a result of the consummation of the transactions contemplated by this Agreement or the Option Agreement or the acquisition of securities of the Company or the Surviving Corporation by Parent or Merger Sub (i) would or would purport to restrict or impair the ability of Parent to vote or otherwise exercise the rights of a stockholder with respect to securities of the Company or any of its Subsidiaries that may be acquired or controlled by Parent or (ii) would or would purport to entitle any Person to acquire securities of the Company.

          2.21. Pooling; Tax Matters.

          (a) To the Knowledge of the Company, neither the Company nor any of its Affiliates has taken or agreed to take any action, failed to take any action or is aware of any fact or circumstance that would prevent (i) the Merger from being treated for financial accounting purposes as a "pooling of interests" in accordance with GAAP and the Regulations of the SEC or (ii) the Merger from constituting a reorganization within the meaning of Section 368(a) of the Code.

          (b) The Company has no Knowledge of any reason why it may not receive a letter from KPMG LLP (the "Company's Accountants") dated as of the Closing Date and addressed to the Company in which the Company's Accountants will concur with the Company management's conclusion that no conditions exist related to the Company that would preclude Parent from accounting for the Merger as a "pooling of interests."

          (c) Section 2.21(c) of the Company Disclosure Schedule contains a true and complete list of all Persons who, to the Knowledge of the Company, may be deemed to be Affiliates of the Company, excluding all of its Subsidiaries but including all directors and executive officers of the Company.

          2.22. Brokers.

          No broker, financial advisor, finder or investment banker or other Person is entitled to any broker's, financial advisor's, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company, except for Robertson Stephens, Inc. (the "Company Financial Advisors"). Section 2.22 of the Company Disclosure Schedule sets forth, and the Company has heretofore furnished to Parent a true and complete copy of, all agreements between the Company and the Company Financial Advisors pursuant to which such Person would be entitled to any payment relating to the transactions contemplated hereunder.

          2.23. Interested Party Transactions.

          Except as disclosed in Section 2.23 of the Company Disclosure Schedule or in SEC Reports filed prior to the date hereof, there are no existing Contracts, transactions, indebtedness or other arrangements, or any related series thereof, between the Company or any of its Subsidiaries, on the one hand, and any of the directors, officers, stockholders or other Affiliates of the Company and its Subsidiaries, or any of their respective Affiliates or family members, on the other (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses).

          2.24. Opinion of Financial Advisor.

          The Company has received the written opinion of the Company Financial Advisors to the effect that, in its opinion, as of the date hereof, the Exchange Ratio to be used in the Merger is fair to such stockholders of the Company from a financial point of view, and the Company has provided copies of such opinion to Parent.

          2.25. Company Rights Agreement.

          The Company Board of Directors has approved and duly authorized and the Company has executed an amendment and will amend, within two Business Days of the date of this Agreement,(substantially in the form provided to Parent) the Company Rights Agreement to the effect that neither of Parent or Merger Sub or any of their respective Affiliates shall become an Acquiring Person (as defined in the Company Rights Agreement), and that no Distribution Date (as defined in the Company Rights Agreement) will occur, and that the Company Rights will not separate from the underlying shares of Company Common Stock or give the holders thereof the right to acquire securities of any party hereto, in each case as a result of the approval, execution or delivery of this Agreement, the Option
Agreement or the consummation of the transactions contemplated hereby or thereby. The Company Rights Agreement shall terminate and be of no further force or effect immediately prior to the Effective Time, without any consideration being payable with respect to the outstanding Company Rights thereunder.

                                  ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

          Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company as follows:

          3.1. Organization and Qualification.

          Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Parent has all the requisite corporate power and authority, and is in possession of all Approvals necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so qualified, existing and in good standing or to have such power, authority and Approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of Parent and Merger Sub is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Merger Sub is a newly-formed single purpose entity which has been formed solely for the purposes of the Merger and will not carry on any business or engage in any activities other than those reasonably related to the Merger.

          3.2. Capitalization.

          (a) The authorized capital of Parent consists of 960,000,000 shares of Parent Common Stock and 2,000,000 shares of preferred stock, par value $0.001 per share ("Parent Preferred Stock"). As of January 25, 2001, (i) 285,248,567 shares of Parent Common Stock were issued and outstanding; (ii) no shares of Parent Preferred Stock were issued or outstanding; (iii) no shares of Parent Common Stock were held by any Subsidiary of the Parent; (iv) 74,296,016 shares of Parent Common Stock were duly reserved for future issuance upon exercise of options granted to employees under its employee stock option plans (the "Parent Option Plans"); and (v) a sufficient number of shares of Parent Common Stock were duly reserved for future issuance pursuant to the Employee Stock Participation Plan. None of the outstanding shares of Parent Common Stock are subject to, nor were they issued in violation of any, purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right. Except as set forth above and in Section 3.2(a) of the Parent Disclosure Schedule, as of the date hereof, no shares of voting or non-voting capital stock, other equity interests, or other voting securities of Parent were issued, reserved for issuance or outstanding. Except as described in Section 3.2(a) of the Parent Disclosure Schedule, all outstanding options to purchase Parent Common Stock were granted under the Parent Option Plans. All of the outstanding shares of Parent Common Stock are, and all shares to be issued as part of the Merger Consideration will be, when issued in accordance with the terms hereof, duly authorized, validly issued, fully paid and nonassessable. There are no bonds, debentures, notes or other indebtedness of Parent with voting rights (or convertible into, or exchangeable for, securities with voting rights) on any matters on which stockholders of Parent may vote. As of the date hereof, the authorized capital stock of Merger Sub consists of 1,000 shares of Merger Sub Common Stock, of which 100 shares of Merger Sub Common Stock are outstanding. All of the outstanding shares of Merger Sub Common Stock are owned by Parent.

          (b) Except as set forth on Section 3.2(b) of the Parent Disclosure Schedule, all of the outstanding shares of capital stock of each of the Parent's Subsidiaries have been duly authorized, validly issued, fully paid and nonassessable, are not subject to, and were not issued in violation of, any preemptive (or similar) rights, and are owned, of record and beneficially, by Parent or one of its direct or indirect Subsidiaries, free and clear of all Liens whatsoever. Except as set forth in Section 3.2(b) of the Parent Disclosure Schedule, there are no restrictions of any kind which prevent the payment of dividends by any of the Parent's Subsidiaries, and neither Parent nor any of its Subsidiaries is subject to any obligation or requirement to provide funds for or to make any investment (in the form of a loan or capital contribution) to or in any Person.

          (c) Except for outstanding options under the Parent Option Plans and except as described in Section 3.2(c) of the Parent Disclosure Schedule, as of the date hereof, there are no outstanding securities, options, warrants, calls, rights, convertible or exchangeable securities, commitments, agreements, arrangements or undertakings of any kind (contingent or otherwise) to which Parent or any of its Subsidiaries is a party or by which any of them is bound, obligating Parent or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Parent or of any of its Subsidiaries or obligating Parent or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Except as described in Section 3.2(c) of the Parent Disclosure Schedule, as of the date hereof, there are no stock-appreciation rights, stock-based performance units, "phantom" stock rights or other agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any Person is or may be entitled to receive any payment or other value based on the revenues, earnings or financial performance, stock price performance or other attribute of Parent or any of its Subsidiaries or assets or calculated in accordance therewith (other than ordinary course payments or commissions to employees or sales representatives of Parent based upon revenues generated by them without augmentation as a result of the transactions contemplated hereby) (collectively, "Stock-Based Rights") or to cause Parent or any of its Subsidiaries to file a registration statement under the Securities Act, or which otherwise relate to the registration of any securities of Parent. Except as set forth in Section 3.2(c) of the Parent Disclosure Schedule, there are no voting trusts, proxies or other agreements, commitments or understandings of any character to which Parent or any of its Subsidiaries or, to the Knowledge (as defined herein) of Parent, any of Parent's stockholders is a party or by which any of them is bound with respect to the issuance, holding, acquisition, voting or disposition of any shares of capital stock of Parent or any of its Subsidiaries.

          3.3. Authority; Enforceability.

          Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and each instrument required hereby to be executed and delivered by it at the Closing, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by each of Parent and Merger Sub of this Agreement and each instrument required hereby to be executed and delivered by Parent and Merger Sub at the Closing and the performance of their respective obligations hereunder and thereunder have been duly and validly authorized by the Board of Directors of each of Parent and Merger Sub and by Parent as the sole stockholder of Merger Sub. Except for filing of the Certificate of Merger, no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms.

          3.4. No Conflict; Required Filings and Consents.

          (a) The execution and delivery by Parent and Merger Sub of this Agreement, the Option Agreement or any instrument required by this Agreement to be executed and delivered by Parent or Merger Sub at the Closing do not, and the performance of this Agreement, the Option Agreement or any instrument required by this Agreement to be executed and delivered by Parent or Merger Sub at the Closing, shall not, (i) conflict with or violate the Certificate of Incorporation or Bylaws or equivalent organizational documents of Parent, Merger Sub or any Subsidiary of Parent, (ii) conflict with or violate any Law or Order in each case applicable to Parent, Merger Sub or any Subsidiary of Parent or by which its or any of their respective properties or assets is bound or affected, or (iii) result in any breach or violation of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Parent's, Merger Sub's or any Subsidiary of Parent's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of Parent, Merger Sub or any Subsidiary of Parent pursuant to, any note, bond, mortgage, indenture, Contract, permit, franchise or other instrument or obligation to which Parent, Merger Sub or any Subsidiary of Parent is a party or by which Parent, Merger Sub or any Subsidiary of Parent or its or any of their respective properties or assets is bound or affected, except (A) as set forth in Section 3.4(a) of the Parent Disclosure Schedule or (B) in the case of clause (ii) or (iii) above, for any such conflicts, breaches, violations, defaults or other occurrences that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (b) The execution and delivery by Parent and Merger Sub of this Agreement do not, and the performance by Parent and Merger Sub of this Agreement shall not, require Parent, Merger Sub or any Subsidiary of Parent to obtain the Approval of, observe any waiting period imposed by, or make any filing with or notification to, any Governmental Authority, domestic or foreign, except for (A) compliance with applicable requirements of the Securities Act, the Exchange Act, Blue Sky Laws, or the pre-Merger notification requirements of the HSR Act or Foreign Competition Laws, (B) the filing of the Certificate of Merger in accordance with Delaware law, (C) the filing of a listing application or other documents as required by the New York Stock Exchange and the NASDAQ National Market System or (D) where the failure to obtain such Approvals, or to make such filings or notifications, would not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          3.5. Compliance.

          (a) Parent, Merger Sub and each Subsidiary of Parent are in compliance with, and are not in default or violation of (i) their respective Certificates of Incorporation and Bylaws or equivalent organizational documents, (ii) any Law or Order or by which any of their respective assets or properties are bound or affected and (iii) the terms of all notes, bonds, mortgages, indentures, Contracts, permits, franchises and other instruments or obligations to which any of them is a party or by which any of them is or any of their respective assets or properties are bound or affected, except, in the case of clauses (ii) and
(iii), for any such failures of compliance, defaults and violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the Knowledge of Parent, Parent and its Subsidiaries have conducted their export transactions in all material respects in accordance with applicable provisions of United States export control laws and regulations, including but not limited to (A) the Export Administration Act and the Export Administration Regulations thereunder and (B) the Arms Export Control Act and the International Traffic in Arms Regulations thereunder. Without limiting the foregoing, Parent represents and warrants that, to its Knowledge, (1) it and its Subsidiaries have obtained all material export licenses and other approvals required for their exports of products, software and technologies from the United States, (2) it and its Subsidiaries are in material compliance with the terms of all applicable export licenses or other approvals, (3) there are no pending or threatened material claims against Parent or its Subsidiaries with respect to export licenses or other approvals, and (4) there are no actions, conditions or circumstances pertaining to Parent's or its Subsidiaries' export transactions that may give rise to any future material claim. Parent, Merger Sub and each Subsidiary of Parent are in compliance with the terms of all Approvals, except where the failure to so comply could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth in Section 3.5 of the Parent Disclosure Schedule or as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither Parent nor Merger Sub nor any of Parent's Subsidiaries has received notice of any revocation or modification of any federal, state, local or foreign Governmental Authority, or any Approval of any federal, state, local or foreign Governmental Authority that is material to Parent, Merger Sub or any Subsidiary of Parent.

          (b) To Parent's Knowledge, as of the date hereof, none of the Parent, Merger Sub nor any Subsidiary of Parent, nor any director, officer, employee or agent of Parent, Merger Sub or any such Subsidiary has, except for any such use, payment or transaction as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments relating to political activity, (ii) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (iii) consummated any transaction, made any payment, entered into any agreement or arrangement or taken any other action in violation of the Social Security Act, as amended, or (iv) made any other unlawful payment.

          3.6. SEC Filings; Financial Statements.

          (a) Parent has filed all reports and documents required to be filed with the SEC since January 1, 1998 (collectively, the "Parent SEC Reports") pursuant to the federal securities Laws and Regulations of the SEC promulgated thereunder, and all Parent SEC Reports have been filed in all material respects on a timely basis. The Parent SEC Reports were prepared in accordance, and complied as of their respective filing dates in all material respects, with the requirements of the Exchange Act and the Regulations promulgated thereunder and did not at the time they were filed (or if amended or superseded by a filing prior to the date hereof, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in Parent SEC Reports (i) complied in all material respects with applicable accounting requirements and the published Regulations of the SEC with respect thereto, (ii) were prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis throughout the periods involved (except as may be expressly described in the notes thereto) and (iii) fairly presents the consolidated financial position of Parent as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements included in the Company's Form 10-Q reports were or are subject to normal and recurring year-end adjustments that have not been and are not expected to be material in amount to Parent.

          3.7. Absence of Certain Changes or Events.

          (a) Except as described in Section 3.7(a) of the Parent Disclosure Schedule, since September 30, 2000, Parent has conducted its businesses in the ordinary and usual course and in a manner consistent with past practice, and, since such date, there has not been any change, development, circumstance, condition, event, occurrence, damage, destruction or loss that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (b) Except as described in Section 3.7(b) of the Parent Disclosure Schedule, during the period from September 30, 2000 to the date hereof, (i) there has not been any change by Parent in its accounting methods, principles or practices, any revaluation by Parent of any of its assets, including, writing down the value of inventory or writing off notes or accounts receivable, and
(ii) there has not been any action or event, and neither Parent nor any of its Subsidiaries has agreed in writing or otherwise to take any action, that would have required the consent of the Company pursuant to Section 4.2 had such action or event occurred or been taken after the date hereof and prior to the Effective Time.

          3.8. No Undisclosed Liabilities.

          Neither Parent nor any of its Subsidiaries has any liabilities or obligations of any nature (whether absolute, accrued, fixed, contingent or otherwise), and there is no existing fact, condition or circumstance which could reasonably be expected to result in such liabilities or obligations, except liabilities or obligations (i) reflected in Parent SEC Reports filed and publicly available prior to the date hereof, (ii) disclosed in Section 3.8 of the Parent Disclosure Schedule, or (iii) incurred in the ordinary course of business which do not have, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          3.9. Absence of Litigation.

          Except as described in Section 3.8 of the Parent Disclosure Schedule or expressly described in the Parent SEC Reports filed and publicly available prior to the date hereof, there is no Litigation pending on behalf of or against or, to the Knowledge of Parent, threatened against Parent, any of its Subsidiaries, or any of their respective properties or rights, before or subject to any Court or Governmental Authority which if adversely determined could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither Parent nor any of its Subsidiaries is subject to any outstanding Litigation or Order which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

          3.10. Environmental Matters.

          Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) Parent and each of its Subsidiaries complies and have complied, during all applicable statute of limitations periods, with all applicable Environmental Laws, and possess and comply, and have possessed and complied during all applicable statute of limitations periods, with all Environmental Permits; (ii) to the Knowledge of Parent, there are and have been no Materials of Environmental Concern or other conditions at any property owned, operated, or otherwise used by Parent now or in the past, or at any other location (including without limitation any facility to which Materials of Environmental Concern from Parent or any of its Subsidiaries), that are in circumstances that could reasonably be expected to give rise to any liability of Parent or any of its Subsidiaries, or result in costs to Parent or any of its Subsidiaries arising out of any Environmental Law;
(iii) no Litigation (including, to the Knowledge of Parent, any notice of violation or alleged violation), under any Environmental Law or with respect to any Materials of Environmental Concern to which Parent or any of its Subsidiaries is, or to the Knowledge of Parent will be, named as a party, or affecting their business, is pending or, to the Knowledge of Parent, threatened; nor is Parent or any of its Subsidiaries the subject of any investigation or the recipient of any request for information in connection with any such Litigation or potential Litigation; (iv) there are no Orders or agreements under any Environmental Law or with respect to any Materials of Environmental Concern to which Parent or any of its Subsidiaries is a party or affecting their business; and (v) to the Knowledge of Parent, each of the foregoing representations and warranties is true and correct with respect to any entity for which Parent or any of its Subsidiaries has assumed or retained liability, whether by Contract or operation of Law.

          3.11. Registration Statement; Proxy Statement/Prospectus.

          None of the information supplied by Parent for inclusion in the Registration Statement shall, at the time such document is filed, at the time amended or supplemented, or at the time the Registration Statement is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied by Parent for inclusion in the Proxy Statement shall, on the date the Proxy Statement is first mailed to the stockholders of the Company, at the time of Company Stockholders' Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. The Registration Statement will comply as to form in all material respects with the provisions of the Securities Act. Notwithstanding the foregoing, Parent makes no representation, warranty or covenant with respect to any information supplied by the Company which is contained in the Registration Statement or Proxy Statement.

          3.12. Brokers.

          No broker, financial advisor, finder or investment banker or other Person is entitled to any broker's, financial advisor's, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent, except for Thomas Weisel Partners (the "Parent Financial Advisors").

          3.13. Pooling; Tax Matters.

          (a) The Parent intends that the Merger be accounted for under the "pooling of interests" method under the requirements of Opinion No. 16 (Business Combinations) of the Accounting Principles Board of the American Institute of Certified Public Accountants, the Financial Accounting Standards Board, and the Regulations of the SEC.

          (b) To the Knowledge of Parent, neither Parent and Merger Sub nor any of their Affiliates has taken or agreed to take any action or failed to take any action that would prevent (a) the Merger from being treated for financial accounting purposes as a "pooling of interests" in accordance with GAAP and the Regulations of the SEC or (b) the Merger from constituting a reorganization within the meaning of Section 368(a) of the Code.

          (c) Parent has no Knowledge of any reason why it may not receive a letter from Ernst & Young LLP (the "Parent's Accountants") dated as of the Closing Date and addressed to Parent in which the Parent's Accountants will concur with Parent management's conclusion that no conditions exist related to Parent that would preclude Parent from accounting for the Merger as a "pooling of interests."

          3.14. Taxes.

          Except as set forth in Section 3.14 of the Parent Disclosure Schedule:

                    (a) All material Tax Returns required to be filed by or on behalf of the Parent, each of its Subsidiaries, and each affiliated, combined, consolidated or unitary group of which the Parent or any of its Subsidiaries is a member have, to the extent required to be filed on or before the date hereof, been timely filed, and all such Tax Returns are true, complete and correct in all material respects.

                    (b) All material Taxes due and payable by or with respect to the Parent and each of its Subsidiaries shown on any Tax Return have been timely paid. The Parent and each of its Subsidiaries have established adequate reserves (other than reserves for deferred Taxes established to reflect timing differences between book and Tax treatment) in accordance with GAAP on the respective company's Balance Sheet for any material Taxes not yet due for all periods ending on or before the date of the latest Balance Sheet. All assessments for material Taxes due and owing by or with respect to the Parent and each of its Subsidiaries with respect to completed and settled examinations or concluded litigation have been paid. Neither the Parent nor any of its Subsidiaries has incurred a Tax liability from the date of the latest Balance Sheet other than a Tax liability in the ordinary course of business. No material claim for unpaid Taxes has become a Lien against the property of the Parent or any of its Subsidiaries or is being asserted against the property of the Parent or any of its Subsidiaries other than liens for Taxes not yet due and payable or for Taxes contested in good faith and for which adequate reserves have been established.

                    (c) No action, suit, proceeding, investigation, claim or audit has formally commenced and no written notice has been received that such audit or other proceeding is pending or threatened by any Governmental Authority with respect to the Parent or any of its Subsidiaries or any group of corporations of which any of the Parent and its Subsidiaries has been a member, with regard to years or periods during which the Parent or its Subsidiaries were a member thereof in respect of any Taxes, and all deficiencies proposed as a result of such actions, suits, proceedings, investigations, claims or audits have been paid, reserved against or settled.

          3.15. Intellectual Property

          (a) To the Knowledge of the Parent, all material patents and all material United States and foreign patent, copyright, trademark, service mark, trade dress, domain name and other registrations, and applications, and all material unregistered Intellectual Property owned or used by the Parent or its Subsidiaries ("Parent Intellectual Property") (and all application therefor) are currently in compliance in all material respects with all applicable legal requirements (including timely filings, proofs and payments of fees), and to the Knowledge of the Parent, are valid and enforceable, except for such noncompliance, invalidity or unenforceability that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (b) Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Parent and its Subsidiaries own or have the valid right to use all of the Intellectual Property used in the conduct of the Parent's and each of its Subsidiaries' business as currently conducted and for the ownership, maintenance and operation of the Parent's and its Subsidiaries' properties and assets, free of any obligation to pay royalties, honoraria or other fees, except as set forth in Section 3.15(b) of the Parent Disclosure Schedule. Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Parent and its Subsidiaries own, free and clear of all Liens or adverse ownership claims (including by current and former employees and contractors) all their owned Parent Intellectual Property.

          (c) Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Parent and each of its Subsidiaries have taken all commercially reasonable steps to maintain, police and protect the Intellectual Property which they own or use, including the execution of all appropriate Intellectual Property assignments and releases, (including from past and current employees and contractors. To the Knowledge of the Parent, except under written confidentiality agreements, there has been no disclosure of any confidential Parent Intellectual Property to any third party, which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as disclosed in Section 3.15(c) of the Parent Disclosure Schedule, to the Knowledge of Parent, and except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect , (i) the conduct of the Parent's and its Subsidiaries' businesses as currently conducted or planned to be conducted does not Infringe any Intellectual Property of any third party, and the Parent Intellectual Property is not being Infringed by any third party, (ii) there is no Litigation or Order pending or outstanding, or to the Knowledge of the Parent, threatened, that seeks to limit or challenge or that concerns the ownership, use, validity or enforceability of any Parent Intellectual Property.

                                   ARTICLE IV

                     CONDUCT OF BUSINESS PENDING THE MERGER

          4.1. Conduct of Business by the Company Pending the Merger.

          The Company covenants and agrees that, between the date hereof and the Effective Time, except as expressly required or permitted by this Agreement or unless Parent shall otherwise agree in writing in advance (which consent shall not be unreasonably withheld or delayed) or as otherwise set forth on Section
4.1 of the Company Disclosure Schedule prior to the date hereof, the Company shall conduct and shall cause the businesses of each of its Subsidiaries to be conducted only in, and the Company and its Subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice and in compliance with applicable laws. The Company shall use its reasonable best efforts to preserve intact the business organization and assets of the Company and each of its Subsidiaries, to keep available the services of the present officers, employees and consultants of the Company and each of its Subsidiaries, to maintain in effect Material Agreements and to preserve the present relationships of the Company and each of its Subsidiaries with customers, licensees, suppliers and other Persons with which the Company or any of its Subsidiaries has significant business relations. Except as set forth on Section 4.1 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries shall, between the date hereof and the Effective Time, directly or indirectly do, or propose to do, any of the following without the prior written consent of Parent:

                    (a) other than ministerial  changes not adverse to Parent or
          Merger Sub, amend or otherwise change the Certificate of Incorporation or Bylaws or equivalent organizational document of the Company or any of its Subsidiaries or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of the Company or any of its Subsidiaries;

                    (b) issue, grant, sell, transfer, deliver, pledge, promise, dispose of or encumber, or authorize the issuance, grant, sale, transfer, deliverance, pledge, promise, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible or exchangeable securities or other rights of any kind to acquire any shares of capital stock or any other ownership interest or Stock-Based Rights of the Company or any of its Subsidiaries (except for the issuance of Company Common Stock issuable pursuant to the Outstanding Employee Options and options granted to new employees in the ordinary source of business consistent with past practice); or redeem, purchase or otherwise acquire, directly or indirectly, any of the capital stock of the Company or interest in or securities of any Subsidiary;

                    (c) other than regular quarterly dividends of $0.0325 per share of Company Stock with regular record, declaration and payment dates in accordance with past practice, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock (except that a wholly-owned Subsidiary of the Company may declare and pay a dividend to its parent); split, combine or reclassify any of its capital stock, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock; or amend the terms of, repurchase, redeem or otherwise acquire, or permit any Subsidiary to repurchase, redeem or otherwise acquire, any of its securities or any securities of its Subsidiaries; or propose to do any of the foregoing;

                    (d) other than (i) as disclosed to and agreed by Parent prior to the date hereof or (ii) in the ordinary course of business consistent with past practice, sell, transfer, deliver, lease, license, sublicense, mortgage, pledge, encumber or otherwise dispose of (in whole or in part), or create, incur, assume or subject any Lien on, any of the assets of the Company or any of its Subsidiaries (including any Intellectual Property) without the prior written consent of Parent (which consent shall not be unreasonably withheld or delayed);

                    (e) acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any corporation, limited liability company, partnership, joint venture, trust or other entity or any business organization or division thereof; incur any indebtedness for borrowed money or issue any debt securities or any warrants or rights to acquire any debt security or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any Person; make any loans, advances or enter into any financial commitments other than in the ordinary course of business consistent with past practice or with the prior written consent of Parent (which consent shall not be unreasonably withheld or delayed); or, without the prior written consent of Parent (which consent shall not be unreasonably withheld or delayed) authorize or make any material capital expenditures other than capital expenditures in the ordinary course of business; provided, however, that the Company shall review and consult with Parent and use commercially reasonable efforts in order to avoid redundant spending with Parent with respect to fabrication and test equipment;

                    (f) hire or terminate any employee or consultant, except in the ordinary course of business consistent with past practice, and except to the extent required under applicable law or under existing employee or director benefit plans, agreements or arrangements; increase the compensation or fringe benefits (including, without limitation, bonus) payable or to become payable to its directors or officers, except (i) with the prior written consent of Parent (which consent shall not be unreasonably withheld or delayed), or (ii) for increases in salary or wages of employees of the Company or its Subsidiaries who are not officers of the Company in the ordinary course of business consistent with past practice, or loan or advance any money or other asset or property to, or grant any bonus, severance or termination pay not required under existing severance plans to, or enter into any employment or severance agreement with, any director, officer or other employee of the Company or any of its Subsidiaries, or establish, adopt, enter into, terminate or amend any Employee Plan or any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, stock purchase, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees other than as required by the terms thereof or applicable law;

                    (g) change any accounting policies or procedures (including procedures with respect to reserves, revenue recognition, payments of accounts payable and collection of accounts receivable) or method of Tax accounting unless required by a change in Law or GAAP used by it;

                    (h) without the prior written consent of Parent (which consent shall not be unreasonably withheld or delayed) (x) enter into any agreement that if entered into prior to the date hereof would be a Material Agreement required to have been delivered to Parent pursuant to Section 2.7; or (y) modify, amend in any material respect, transfer or terminate any Material Agreement;

                    (i) without the prior written consent of Parent (which consent shall not be unreasonably withheld or delayed) make or change any material Tax election other than an election in the ordinary course of business consistent with the past practices of the Company, file any amended Tax Return, settle or compromise any federal, state, local or foreign income tax liability, agree to an extension of a statute of limitations, enter into any closing agreement relating to any Tax or surrender any right to claim a Tax refund;

                    (j) without the prior written consent of Parent (which consent shall not be unreasonably withheld or delayed) pay, discharge, satisfy or settle any Litigation except any settlement that would not:
          (A) impose any injunctive or similar Order on the Company or any of its Subsidiaries or restrict in any way the business of the Company or any of its Subsidiaries or (B) exceed $250,000 in cost or value to the Company or any of its Subsidiaries. Without the prior written consent of Parent (which consent shall not be unreasonably withheld or delayed), the Company and its Subsidiaries shall not pay, discharge or satisfy any liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), except in the ordinary course of business consistent with past practice;

                    (k) without the prior written consent of Parent (which consent shall not be unreasonably withheld or delayed), engage in, enter into or amend any Contract, transaction, indebtedness or other arrangement with, directly or indirectly, any of the directors or other Affiliates of the Company and its Subsidiaries, or any of their respective Affiliates or family members, except for (i) amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses and (ii) those items existing as of the date hereof and listed in
          Section 4.1(k) of the Company Disclosure Schedule;

                    (l) fail to use commercially reasonable best efforts to maintain in full force and effect all self-insurance and insurance, as the case may be, currently in effect; or

                    (m) authorize, recommend, propose or announce an intention to do any of the foregoing, or agree or enter into or amend any Contract or arrangement to do any of the foregoing.

          4.2. Conduct of Business by Parent Pending the Merger.

          Parent covenants and agrees that, between the date hereof and the Effective Time, except as expressly required or permitted by this Agreement or unless the Company shall otherwise agree in writing in advance, Parent shall conduct and shall cause the business of each of its Subsidiaries to be conducted only in the ordinary course of business and in a manner consistent with past practice and in compliance with applicable laws (it being understood that, except as provided in the immediately succeeding sentence, this Section 4.2 shall not prohibit Parent or its Subsidiaries from taking any action of the nature specified in Sections 4.1(a) through (l) (inclusive)). Parent shall not, between the date hereof and the Effective Time, directly or indirectly, or propose to, without the prior written consent of the Company, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock; split, combine or reclassify any of its capital stock.

          4.3. Solicitation of Other Proposals.

          (a) From the date hereof until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, the Company shall not, nor shall it permit any of its Affiliates or Subsidiaries to, nor shall it authorize or permit any of its or their respective stockholders, directors, officers, employees, representatives or agents (collectively, the "Company Representatives"), to directly or indirectly, (i) solicit, facilitate, initiate, entertain, knowingly encourage or take any action to solicit, facilitate, initiate, entertain or knowingly encourage, any inquiries or communications or the making of any proposal or offer that constitutes or may constitute an Acquisition Proposal (as defined herein) or (ii) participate or engage in any discussions or negotiations with, or provide any information to or take any other action with the intent to facilitate the efforts of, any Person concerning any possible Acquisition Proposal or any inquiry or communication which might reasonably be expected to result in an Acquisition Proposal. For purposes of this Agreement, the term "Acquisition Proposal" shall mean any inquiry, proposal or offer from any person (other than Parent, Merger Sub or any of their Affiliates) relating to any merger, consolidation, recapitalization, liquidation or other direct or indirect business combination, involving the Company or any Material Subsidiary (as defined herein) or the issuance or acquisition of shares of capital stock or other equity securities of the Company or any Material Subsidiary representing 15% or more of the outstanding capital stock of the Company or such Material Subsidiary or any tender or exchange offer that if consummated would result in any Person, together with all Affiliates thereof, beneficially owning shares of capital stock or other equity securities of the Company or any Material Subsidiary representing 15% or more of the outstanding capital stock of the Company or such Material Subsidiary, or the sale, lease, exchange, license (whether exclusive or not), or other disposition of any significant portion of the business or assets of the Company or any Material Subsidiary. The Company shall immediately cease and cause to be terminated, and shall cause its Subsidiaries and all Company Representatives to immediately terminate and cause to be terminated, all existing discussions or negotiations with any Persons conducted heretofore with respect to, or that could reasonably be expected to lead to, an Acquisition Proposal. The Company shall promptly notify each Company Representative of its obligations under this
Section 4.3.

          (b) Notwithstanding the foregoing, the Company may participate in discussions or negotiations with, or furnish information with respect to the Company pursuant to a confidentiality agreement with terms no less favorable to the Company than those in effect between the Company and Parent to, any Person if and only if (x) such Person has submitted an unsolicited bona fide written Acquisition Proposal to the Company (y) neither the Company nor any of the Company Representatives shall have violated Section 4.3(a) and (z) the Board of Directors of the Company (i) determines by a majority vote in its good faith judgment, after consultation with outside counsel, that taking such action is necessary to comply with the fiduciary duties of such Board under applicable Law and (ii) provides prior written notice to Parent of its decision to so participate or furnish.

          (c) Except as set forth in the following sentence, neither the Board of Directors of the Company nor any committee thereof shall (1) approve or recommend, or propose to approve or recommend, any Acquisition Proposal other than the Merger, (2) withdraw or modify or propose to withdraw or modify in a manner adverse to Parent or Merger Sub its approval or recommendation of the Merger, this Agreement or the transactions contemplated hereby, (3) upon a written request by Parent to reaffirm its approval or recommendation of this Agreement or the Merger following the delivery, making or announcement of an Acquisition Proposal, fail to do so within five Business Days after such request is made, (4) approve, enter, or permit or cause the Company or any Material Subsidiary to enter, into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Acquisition Proposal, or (5) resolve or announce its intention to do any of the foregoing. The immediately preceding sentence notwithstanding, in the event that prior to the Company Stockholders' Meeting the Board of Directors of the Company receives a Superior Proposal (as defined herein), the Board of Directors of the Company may (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Merger Sub its approval or recommendation of the Merger, this Agreement or the transactions contemplated hereby, (ii) fail to reaffirm its approval or recommendation of this Agreement or the Merger within five Business Days after a written request by Parent to do so, or (iii) resolve or announce its intention to do any of the actions set forth in the preceding clauses (i) or (ii), if (x) after consultation with outside counsel, such Board determines by a majority vote of directors in their good faith judgment that taking such action is necessary to comply with the fiduciary duties of such Board under applicable Law and (y) the Company furnishes Parent two Business Days' prior written notice of the taking of such action (which notice shall include a description of the material terms and conditions of the Superior Proposal and identify the person making the same). For purposes of this Agreement, (A) "Material Subsidiary" means any Subsidiary of the Company whose consolidated revenues, net income or assets constitute 10% or more of the revenues, net income or assets of the Company and its Subsidiaries taken as a whole, and (B) the term "Superior Proposal" means any bona fide Acquisition Proposal to effect a merger, consolidation, sale of all or substantially all of the assets of the Company or acquisition of a majority of the outstanding capital stock of the Company which is on terms which the Board of Directors of the Company determines by a majority vote of its directors in their good faith judgment (after consultation with its outside counsel and investment advisors of nationally recognized reputation), after taking into account all relevant factors, including any conditions to such Acquisition Proposal, the form of consideration contemplated by such Acquisition Proposal, the timing of the closing thereof, the risk of nonconsummation, the ability of the Person making the Acquisition Proposal to finance the transactions contemplated thereby and any required filings or Approvals, to be more favorable to the stockholders of the Company than the Merger (or any revised proposal made by Parent).

          (d) In addition to the other obligations of the Company set forth in this Section 4.3, the Company shall promptly (and in any event within one Business Day) advise Parent orally and in writing of any request for information with respect to any Acquisition Proposal, or any inquiry with respect to or which could result in an Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the Person making the same. The Company shall inform Parent on a prompt and current basis of the status, terms and content of any discussions regarding any Acquisition Proposal with a third party. Nothing contained in this Section 4.3(d) shall prevent the Board of Directors of the Company from complying with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act.

                                   ARTICLE V

                              ADDITIONAL AGREEMENTS

          5.1. Registration Statement; Proxy Statement/Prospectus.

          (a) The Company shall, promptly following the date hereof, prepare and file with the SEC a Proxy Statement relating to the Merger and this Agreement, obtain and furnish the information required to be included by the SEC in the Proxy Statement and respond promptly to any comments made by the SEC with respect to the Proxy Statement, and cause the Proxy Statement and the prospectus to be included in the Registration Statement, including any amendment or supplement thereto, to be mailed to its stockholders at the earliest practicable date after the Registration Statement is declared effective by the SEC. The Company shall use all reasonable efforts to obtain the necessary approval of the Merger and this Agreement by its stockholders. Unless the Company shall have taken action permitted by the second sentence of Section 4.3(c), the Company shall not file with or supplementally provide to the SEC or mail to its stockholders the Proxy Statement or any amendment or supplement thereto without Parent's prior consent, which consent shall not be unreasonably withheld or delayed. The Company shall allow Parent's full participation in the preparation of the Proxy Statement and any amendment or supplement thereto and shall consult with Parent and its advisors concerning any comments from the SEC with respect thereto.

          (b) Parent shall, promptly following the date hereof, prepare and file with the SEC a Registration Statement on Form S-4, in which the Proxy Statement shall be included as part of the prospectus, and the parties hereto shall use all reasonable efforts to have the Registration Statement declared effective by the SEC as promptly as practicable after such filing. Parent shall obtain and furnish the information required to be included in the Registration Statement and, after consultation with the Company, respond promptly to any comments made by the SEC with respect to the Registration Statement. Parent shall allow the Company's full participation in the preparation of the Registration Statement and any amendment or supplement thereto and shall consult with the Company and its advisors concerning any comments from the SEC with respect thereto.

          (c) The Proxy Statement shall include the recommendation of the Board of Directors of the Company in favor of approval and adoption of this Agreement and the Merger, except to the extent that the Company shall have withdrawn or modified its recommendation of this Agreement or the Merger as permitted by
Section 4.3(c).

          (d) Parent and the Company shall, as promptly as practicable, make all necessary filings with respect to the Merger under the Securities Act and the Exchange Act and the Regulations thereunder and under applicable Blue Sky or similar securities Laws, and shall use all reasonable efforts to obtain required Approvals with respect thereto.

          (e) Each party hereto agrees to furnish all information concerning itself as may be reasonably required to prepare the Proxy Statement or Registration Statement or to make such filings pursuant to Section 5.1(d). Each party hereto agrees to correct any information provided by it for use in the Proxy Statement or Registration Statement that has become false or misleading in any material respect.

          5.2. Meeting of Company's Stockholders.

          The Company shall promptly after the date hereof take all action necessary in accordance with the DGCL and its Certificate of Incorporation and Bylaws to duly call, give notice of and hold the Company Stockholders' Meeting as soon as practicable following the date upon which the Registration Statement becomes effective and shall consult with Parent in connection therewith. The Board of Directors of the Company has declared that this Agreement is advisable and, subject to Section 4.3(c), shall recommend that this Agreement and the transactions contemplated hereby be approved and authorized by the stockholders of the Company and include in the Registration Statement and Proxy Statement a copy of such recommendations; provided, however, that the Board of Directors of the Company shall submit this Agreement to the stockholders of the Company whether or not the Board of Directors of the Company at any time subsequent to making such declaration takes any action permitted by Section 4.3(c). The Company shall solicit from its stockholders proxies in favor of the Merger and shall take all other action reasonably necessary or advisable to secure the vote or consent of its stockholders to authorize and approve the Merger. Without limiting the generality of the foregoing, (i) the Company agrees that its obligation to duly call, give notice of, convene and hold the Company Stockholders' Meeting as required by this Section 5.2, shall not be affected by the withdrawal, amendment or modification of the Board of Directors' recommendation of approval and adoption of this Agreement and the transactions contemplated hereby, and (ii) the Company agrees that its obligations under this
Section 5.2 shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Acquisition Proposal.

          5.3. Access to Information; Confidentiality.

          (a) In order to facilitate the consummation of the Merger and the integration of the operations of Parent and Company after the Effective Time, during the period prior to the Effective Time, upon reasonable notice, the Company shall (and shall cause each of its Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives and agents of Parent (collectively "Parent Representatives"), reasonable access during normal business hours, to all its properties, books, Contracts, commitments and records and, during such period, the Company shall (and shall cause each of its Subsidiaries to) furnish promptly to Parent all information concerning its business, properties, books, Contracts, commitments, records and personnel as Parent may reasonably request. All of the activities of Parent Representatives pursuant to this Section 5.3(a) shall be conducted in a manner that does not unreasonably interfere with the ongoing operations of the Company and its Subsidiaries. In addition, Parent Representatives shall present any request for such access pursuant to this Section 5.3(a) to, and coordinate all such access with, M.D. Sampels and Alan P. Hale. The Company shall (and shall cause each of its Subsidiaries to) make available to Parent the appropriate individuals for discussion of such entity's business, properties and personnel as Parent or the Parent Representatives may reasonably request. No investigation pursuant to this
Section 5.3(a) shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

          (b) Parent shall keep all information obtained pursuant to Section 4.1 or Section 5.3(a) confidential in accordance with the terms of the Confidential Non-Disclosure Agreement, dated January 24, 2001 (the "Confidentiality Agreement"), between Parent and the Company. Anything contained in the Confidentiality Agreement to the contrary notwithstanding, the Company and Parent hereby agree that each such party may issue press release(s) or make other public announcements in accordance with Section 5.10.

          5.4. Reasonable Best Efforts; Further Assurances.

          (a) Upon the terms and subject to the conditions set forth in this Agreement, each party hereto shall use its reasonable best efforts to take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the other party or parties in doing, all things necessary, proper or advisable to consummate and make effective, the Merger and the other transactions contemplated hereby (including Section 6.2(g) hereof), and by the Option Agreement as soon as reasonably practicable after the date hereof. The Company and Parent shall use its reasonable best efforts to (i) as promptly as practicable, obtain all Approvals (including those referred to in Sections 2.6(a) and 2.6(b) of the Company Disclosure Schedule), and the Company and Parent shall make all filings under applicable Law required in connection with the authorization, execution and delivery of this Agreement and the Option Agreement by the Company and Parent and the consummation by them of the transactions contemplated hereby and thereby, including the Merger (in connection with which Parent and the Company will cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filings and, if requested, will accept all reasonable additions, deletions or changes suggested in connection therewith) or (ii) furnish all information required for any application or other filing to be made pursuant to the DGCL or any other Law or any applicable Regulations of any Governmental Authority (including all information required to be included in the Proxy Statement or the Registration Statement) in connection with the transactions contemplated by this Agreement and the Option Agreement. Anything in this Agreement to the contrary notwithstanding, neither Parent nor any of its Affiliates shall be under any obligation to (x) make proposals, execute or carry out agreements or submit to Orders providing for the sale or other disposition or holding separate (through the establishment of a trust or otherwise) of any assets or categories of assets of Parent, any of its Affiliates, including its Subsidiaries, the Company or the holding separate of the Company Common Stock or imposing or seeking to impose any limitation on the ability of Parent or any of its Affiliates, including its Subsidiaries, to conduct their business or own such assets or to acquire, hold or exercise full rights of ownership of Company Common Stock, or (y) otherwise take any step to avoid or eliminate any impediment which may be asserted under any Law governing competition, monopolies or restrictive trade practices which, in the reasonable judgment of Parent, might result in a limitation of the benefit expected to be derived by Parent as a result of the transactions contemplated hereby or might adversely affect the Company or Parent or any of Parent's Affiliates, including its Subsidiaries. Anything in this Agreement to the contrary notwithstanding, without the prior written consent of Parent neither the Company nor any of its Subsidiaries will take any action specified in clause (x) or clause (y) of the immediately preceding sentence.

          (b) The parties hereto shall use their reasonable best efforts to satisfy or cause to be satisfied all of the conditions precedent that are set forth in Article VI, as applicable to each of them, and to cause the transactions contemplated by this Agreement to be consummated as soon as reasonably practicable after the date hereof. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for the consummation of this Agreement and the transactions contemplated hereby.

          (c) The Company and Parent shall cooperate with one another:

               (i) in connection with the preparation of the Registration Statement and the Proxy Statement;

               (ii) in connection with the preparation of any filing required by the HSR Act or any Foreign Competition Laws;

               (iii) in determining whether any action by or in respect of, or filing with, any Governmental Authority or other third party, is required, or any Approvals are required to be obtained from parties in connection with the consummation of the transactions contemplated hereby;

               (iv) in seeking any Approvals or making any filings, including furnishing information required in connection therewith or with the Registration Statement or the Proxy Statement, and seeking timely to obtain any such Approvals, or making any filings; and

               (v) in connection with the listing on the NASDAQ National Market System of the Parent Common Stock to be issued in the Merger.

          5.5. Stock Options and Stock Plan; Options.

          (a) At the Effective Time, each Outstanding Employee Option, whether vested or unvested, will be assumed by Parent. Each such Outstanding Employee Option so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Option Plans, option agreements thereunder and other relevant documentation immediately prior to the Effective Time, except that such Outstanding Employee Option will be exercisable solely for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were purchasable under such Outstanding Employee Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock, and the per-share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Outstanding Employee Option will be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Outstanding Employee Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, and rounding the resulting exercise price up to the nearest whole cent.

          (b) Parent shall reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Outstanding Employee Options assumed by Parent under this Agreement. Parent shall file as soon as practicable after the Effective Date (but in any event within ten (10) days) a registration statement on Form S-8 under the Securities Act covering the shares of Parent Common Stock issuable upon the exercise of the Outstanding Employee Options assumed by Parent pursuant to Section 5.5(a), and shall use its reasonable efforts to cause such registration statement to become effective as soon thereafter as practicable and to maintain such registration in effect until the exercise or expiration of such assumed Outstanding Employee Options.

          (c) Except as set forth in Section 5.5(c) of the Company Disclosure Schedule, the vesting of each Outstanding Employee Option shall not accelerate as a result of, or in connection with, the transactions contemplated hereby. In addition, the Company shall ensure that no discretion is exercised by the Board of Directors or any committee thereof or any other body or Person so as to cause the vesting of any Outstanding Employee Option or any other warrant or right to acquire shares of Company Common Stock to accelerate.

          (d) On and after the date hereof, the Company shall ensure that no options to purchase Company Common Stock shall be granted under the Purchase Plan. The Company shall provide that the current offering period under the Purchase Plan shall terminate prior to the Merger.

          5.6. Employee Benefits.

          (a) Parent agrees that individuals who are employed by the Company or any Subsidiary of the Company immediately prior to the Effective Time shall become employees of the Surviving Corporation or one of its Subsidiaries upon the Effective Time (each such employee, a "Company Employee"); provided, however, that this Section 5.6(a) shall not be construed to limit the ability of the Company or any of its Subsidiaries to terminate the employment of any Company Employee at any time and provided further that prior to the fifth anniversary of the Effective Date, salaried employees will not be terminated on less than ninety (90) days notice.

          (b) After the Effective Time, the Company Employees shall be eligible to participate in the employee benefit plans of Parent (other than equity-based compensation plans) to the same extent as any similarly situated employee of Parent located in the same country; provided, however, that, Company Employees may continue to participate in their benefits (without duplication) under the employee benefits plans of the Company (other than equity-based compensation plans) provided to such Company Employees immediately prior to the Effective Time, as elected by the on-site management of the Surviving Corporation. The Company Employees will be allowed credit for their service with the Company and its Subsidiaries for purposes of vesting and participation only (and not for benefit accrual purposes), with respect to the employee benefit plans in which such Company Employees are entitled to participate following the Effective Time.

          (c) With respect to any plan that is a "welfare benefit plan" (as defined in Section 3(1) of ERISA) maintained by the Parent, Parent shall (i) cause there to be waived any pre-existing condition limitation to the same extent such pre-existing condition was waived under an Employee Plan and (ii) give effect, in determining any deductible and maximum out-of-pocket limitations, to claims incurred and amounts paid by, and amounts reimbursed to, such employees with respect to similar plans maintained by Company and its Affiliates immediately prior to the Closing Date.

          (d) Parent agrees that, from and after the Effective Time, Company's employees may participate in the employee stock purchase plan sponsored by Parent ("Parent ESPP"), subject to the terms and conditions of the Parent ESPP, and that service with Company shall be treated as service with the Parent for determining eligibility of Company's employees under the Parent ESPP.

          (e) The Company shall terminate, effective as of the day immediately preceding the Effective Time, any and all 401(k) plans sponsored or maintained by the Company unless Parent provides written notice to the Company prior to the Effective Time that any such 401(k) plan shall not be terminated. Parent shall receive from the Company evidence that the Company's plan(s) and/or program(s) have been terminated pursuant to resolutions of the Company's Board of Directors (the form and substance of such resolutions shall be subject to review and approval of Parent), effective as of the day immediately preceding the Effective Time. The Company employees shall be eligible to participate in a 401(k) plan sponsored by Parent no later than the first day of the next commencing month immediately after the Effective Time.

          (f) Parent will negotiate in good faith new employment agreements with each of Chao C. Mai, Alan P. Hale, and Michael L. Bolan, which may include compensation opportunities in lieu of a portion of the compensation and benefits to which such employees would be entitled pursuant to those certain Letter Agreements, dated May 20, 1999, as amended on November 19, 2000 and further amended on January 28, 2001 (the "Change of Control Agreements"), and which employment agreements are expected to include customary noncomeptition, nonsolicitation and confidentiality provisions.

          5.7. Pooling; Reorganization.

          (a) The Company shall not knowingly take, or knowingly permit any controlled Affiliate of the Company to take, any action that could prevent the Merger from being treated (i) for financial accounting purposes as a "pooling of interests" under GAAP; it being understood and agreed that if the Company's Accountants and Parent's Accountants both advise the Company and Parent in writing that such an action would not prevent the Merger from being so treated, such action will be conclusively deemed not to constitute a breach of this
Section 5.7 or (ii) as a reorganization within the meaning of Section 368(a) of the Code.

          (b) The Company shall use its reasonable best efforts to obtain an executed affiliate pooling agreement substantially in the form attached hereto as Exhibit B (each, a "Company Affiliate Pooling Agreement") from each of the Persons identified in Section 2.21(c) of the Company Disclosure Schedule concurrently with the execution of this Agreement and thereafter from any other person who may be deemed an affiliate of the Company regarding compliance with Rule 145 under the Securities Act and the requirements for accounting treatment of the Merger as a "pooling of interests."

          (c) Parent shall not knowingly take, or knowingly permit any controlled Affiliate of Parent to take, any action that could prevent the Merger from being treated (i) for financial accounting purposes as a "pooling of interests" under GAAP; it being understood and agreed that if Parent's Accountants, advise Parent in writing that such an action would not prevent the Merger from being so treated, such action will be conclusively deemed not to constitute a breach of this Section 5.7; or (ii) as a reorganization within the meaning of Section 368(a) of the Code.

          (d) Parent shall use its reasonable efforts to obtain an executed affiliate pooling agreement containing substantially the substance of the second and third paragraphs of the Company Affiliate Pooling Agreement from each of the Persons identified in Section 5.7(d) of the Parent Disclosure Schedule regarding compliance with the requirements for accounting treatment of the Merger as a "pooling of interests."

          5.8. Notification of Certain Matters.

          (a) The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which results in any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect (or, in the case of any representation or warranty qualified by its terms by materiality or Material Adverse Effect, then untrue or inaccurate in any respect) and any failure of the Company, Parent or Merger Sub, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.8 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

          (b) Each of the Company and Parent shall give prompt notice to the other of (i) any notice or other communication from any Person alleging that the Approval of such Person is or may be required in connection with the Merger or the Option Agreement, (ii) any notice or other communication from any Governmental Authority in connection with the Merger or the Option Agreement;
(iii) any Litigation, relating to or involving or otherwise affecting the Company or its Subsidiaries or Parent or its Subsidiaries that relates to the Merger or the Option Agreement; and (iv) any change that could reasonably be expected to have a Material Adverse Effect or is likely to delay or impede the ability of either Parent or the Company to consummate the transactions contemplated by this Agreement or the Option Agreement or to fulfill their respective obligations set forth herein or therein.

          (c) Each of the Company and Parent shall give (or shall cause their respective Subsidiaries to give) any notices to third Persons, and use, and cause their respective Subsidiaries to use, its reasonable best efforts to obtain any consents from third Persons (i) necessary, proper or advisable to consummate the transactions contemplated by this Agreement, (ii) otherwise required under any Contracts in connection with the consummation of the transactions contemplated hereby or (iii) required to prevent a Material Adverse Effect from occurring. If any party shall fail to obtain any such consent from a third Person, such party shall use its reasonable best efforts, and will take any such actions reasonably requested by the other parties, to limit the adverse effect upon the Company and Parent, their respective Subsidiaries, and their respective businesses resulting, or which would result after the Effective Time, from the failure to obtain such consent.

          (d) Recognizing that the retention of the Company's employees is to the material benefit of Parent, in the event that the Company receives any written or oral indication from any engineer or other key employee that such person is considering or has decided to terminate his or her employment with the Company or any of its Subsidiaries, the Company shall notify Parent by the next Business Day in order that Parent may meet with such employee.

          5.9. Listing on the NASDAQ National Market.

          Parent shall use its reasonable best efforts to cause the Parent Common Stock to be issued in the Merger and pursuant to Parent's options to be issued pursuant to Section 5.5 to be approved for listing on the NASDAQ National Market System, subject to official notice of issuance, prior to the Effective Time.

          5.10. Public Announcements.

          Parent and the Company shall consult with and obtain the approval of the other party before issuing any press release or other public announcement with respect to the Merger or this Agreement and shall not issue any such press release prior to such consultation and approval, except as may be required by Law or any listing agreement related to the trading of the shares of either party on any national securities exchange or national automated quotation system, in which case the party proposing to issue such press release or make such public announcement shall use its reasonable best efforts to consult in good faith with the other party before issuing any such press release or making any such public announcement.

          5.11. Takeover Laws.

          If any form of anti-takeover statute, Regulation or charter provision or Contract is or shall become applicable to the Merger or the transactions contemplated hereby or by the Option Agreement, the Company and the Board of Directors of the Company shall grant such Approvals and take such actions as are necessary under such Laws and provisions so that the transactions contemplated hereby and thereby may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise act to eliminate or minimize the effects of such Law, provision or Contract on the transactions contemplated hereby or thereby.

          5.12. Accountant's Letter.

          The Company shall use its reasonable best efforts to cause to be delivered to Parent a "comfort" letter of the Company's Accountants, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to Parent and the Company, in form and substance reasonably satisfactory and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

          5.13. Indemnification; Directors and Officer Insurance.

          (a) All rights to indemnification, advancement of Litigation expenses and limitation of personal liability existing in favor of the directors and officers of the Company and its Subsidiaries under the provisions existing on the date hereof in their respective certificates of incorporation, bylaws or similar organizational documents, as well as related director indemnification agreements in accordance with their terms in existence on the date hereof as well as officer and other indemnification agreements listed on Section 5.13 of the Company Disclosure Schedule in accordance with their terms, shall, with respect to any matter existing or occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement), survive the Effective Time for a period of not less than six years.

          (b) For six years after the Effective Time, Parent and the Surviving Corporation shall cause to be maintained in effect the current policies of the directors' and officers' liability insurance maintained by the Company (provided that Parent may substitute therefore policies of at least the same coverage containing terms and conditions which are not materially less advantageous) with respect to matters or events occurring prior to the Effective Time to the extent available (the "D&O Insurance"); provided, however, that in no event shall Parent be required to expend more than an amount per year equal to 1.50 times the premium paid by the Company as of the date hereof to maintain or procure the D&O Insurance pursuant hereto; and, provided, further that if the annual premiums of the D&O Insurance coverage exceed such amount, Parent shall be obligated to obtain a policy with the greatest coverage reasonably available for a cost not exceeding such amount.

          (c) After the Effective Time, Parent agrees that it will cause the Surviving Corporation to indemnify and hold harmless each present and former director and officer of the Company, determined as of the Effective Time (the "Indemnified Parties"), against any costs or expenses (including reasonable attorney's fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters relating to their duties or actions in their capacity as officers and directors and existing or occurring at or prior to the Effective Time (including as a result of this Agreement), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under applicable Law (and Parent shall, or shall cause the Surviving Corporation to, also advance fees and expenses (including reasonable attorney's fees) as incurred to the fullest extent permitted under applicable Law provided the Person to whom expenses are advanced provides a customary undertaking complying with applicable Law to repay such advances if it is ultimately determined that such Person is not entitled to indemnification). To the extent not satisfied by the D&O Insurance or the Surviving Corporation, Parent hereby unconditionally guarantees the obligations of the Surviving Corporation under this Section 5.13(c).

          (d) Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors' and officers' insurance claims under any policy that is or has been in existence with respect to the Company or any of its officers, directors or employees, it being understood and agreed that the indemnification provided for in this Section 5.13 is not prior to or in substitution for any such claims under such policies.

          5.14. Option Agreement.

          Contemporaneously with the execution and delivery of this Agreement, the Company shall deliver to Parent an executed version of the Option Agreement. The Company agrees to fully perform to the fullest extent permitted under applicable Law its obligations under the Option Agreement.

          5.15. Company Rights Agreement.

          The Board of Directors of the Company shall take all action (in addition to that referred to in Section 2.25) necessary or desirable (including amending the Company Rights Agreement) in order to render the Company Rights inapplicable to the Merger and the other transactions contemplated by this Agreement and the Option Agreement. Except in connection with the foregoing sentence, the Board of Directors of the Company shall not, without the prior written consent of Parent, (i) amend the Company Rights Agreement or (ii) take any action with respect to, or make any determination under, the Company Rights Agreement, in each case in order to facilitate any Acquisition Proposal with respect to the Company.

          5.16. Action by Board of Directors.

          Prior to the Effective Time, the Boards of Directors of Parent and/or Company, as applicable, or an appropriate committee of non-employee directors thereof, shall adopt a resolution consistent with the interpretative guidance of the SEC so that (i) the assumption of Outstanding Employee Options held by Company Insiders (as defined below) pursuant to this Agreement, and (ii) the receipt by Company Insiders of Parent Common Stock in exchange for Company Common Stock pursuant to the Merger, shall be an exempt transaction for purposes of Section 16 of the Exchange Act by any officer or director of Company who may become a covered person of Parent for purposes of Section 16 of the Exchange Act (a "Company Insider").

          5.17. Board Seat.

          Promptly following the Effective Time, consistent with applicable law and its Bylaws, the number of directors on Parent's Board shall be increased by one (unless a current vacancy exists, in which case no new vacancy need be created), and M.D. Sampels shall be elected to fill such vacancy, to serve as such until the next annual meeting of Parent's stockholders or such time as his successor shall have been duly elected or appointed and qualified.

                                   ARTICLE VI

                              CONDITIONS OF MERGER

          6.1. Conditions to Obligation of Each Party to Effect the Merger.

          The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a) Effectiveness of the Registration Statement. The Registration Statement shall have been declared effective; no stop order suspending the effectiveness of the Registration Statement or the use of the Proxy Statement shall have been issued by the SEC, and no proceedings for that purpose shall have been initiated or, to the Knowledge of Parent or the Company, threatened by the SEC.

          (b) Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the requisite vote of the stockholders of the Company in accordance with the DGCL and the Certificate of Incorporation and Bylaws of the Company.

          (c) NASDAQ National Market. The shares of Parent Common Stock issuable to the stockholders of the Company pursuant to this Agreement shall have been approved for listing on the NASDAQ National Market System subject to official notice of issuance.

          (d) HSR Act and Foreign Competition Laws. All applicable waiting periods or approvals under the HSR Act and Foreign Competition Laws shall have expired or been terminated or received.

          (e) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other Order (whether temporary, preliminary or permanent) issued by any Court of competent jurisdiction or other legal restraint or prohibition shall be in effect which prevents the consummation of the Merger on substantially the same terms as contemplated herein, and there shall not be any action taken, or any Law or Order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger on substantially the same terms as contemplated herein illegal.

          (f) Tax Opinion. The Company shall have received a written opinion of, Jenkens & Gilchrist, P.C., dated as of the Closing Date, in form and substance reasonably satisfactory to the Company to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. The issuance of such opinion shall be conditioned on the receipt by such tax counsel of representation letters from each of Parent, Merger Sub and the Company. The specific provisions of each such representation letter shall be in form and substance reasonably satisfactory to such tax counsel, and such representation letter shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect.

          6.2. Additional Conditions to Obligations of Parent and Merger Sub.

          The obligations of Parent and Merger Sub to effect the Merger are also subject to the following conditions:

          (a) Representations and Warranties. (i) The representations and warranties of the Company contained in this Agreement and the Option Agreement that are qualified as to Material Adverse Effect shall be true and correct as of the date of this Agreement and as of immediately prior to the Effective Time (other than representations and warranties which address matters only as of a particular date, in which case such representations and warranties shall be true and correct, on and as of such particular date), with the same force and effect as if then made and (ii) the representations and warranties of the Company contained in this Agreement and the Option Agreement that are not qualified as to Material Adverse Effect shall be true and correct as of the date of this Agreement and as of immediately prior to the Effective Time (other than representations and warranties which address matters only as of a particular date, in which case such representations and warranties shall be true and correct, on and as of such particular date), with the same force and effect as if then made, except where the failure of such representations and warranties (other that the representation contained in Section 2.3, which shall be true and correct in all material respects) to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company; and Parent and Merger Sub shall have received a certificate to such effect signed by a member of the Interim Office of the Chief Executive and by the Chief Financial Officer of the Company.

          (b) Agreements and Covenants. The Company shall have performed or complied with all agreements and covenants required by this Agreement and the Option Agreement to be performed or complied with by it on or prior to the Effective Time except for such failures to perform or comply with such agreements and covenants that do not and will not have any material effects that are adverse to either the Company or Parent (after giving effect to the Merger); and Parent and Merger Sub shall have received a certificate to such effect signed by a member of the Interim Office of the Chief Executive and by the Chief Financial Officer of the Company.

          For purposes of this Section 6.2(b), any failures to perform or comply with Section 4.1(h) relating to Contracts of the type described in clauses (i),
(ii), (iii), (iv), (v), (viii), (xii) or (xiv) of Section 2.7 shall not be considered to have a material effect unless the aggregate effect of all such failures to perform or comply would result in the incurrence of (i) additional consolidated expenses and/or reductions in consolidated revenues of the Company or Parent (after giving effect to the Merger) in excess of $5,000,000 in the aggregate in any fiscal quarter or (ii) additional consolidated liabilities of the type required to be reflected or reserved against in accordance with GAAP and/or reductions in consolidated assets of the type set forth on a balance sheet in accordance with GAAP of the Company or Parent (after giving effect to the Merger) in the aggregate of more than $20,000,000.

          (c) Third Party Consents. Parent shall have received evidence, in form and substance reasonably satisfactory to it, that those Approvals of Governmental Authorities and other third parties set forth in Section 2.6(a) or
(b) of the Company  Disclosure  Schedule (or not described in Section  2.6(a) or
(b) of the Company Disclosure Schedule but required to be so described) have been obtained, except where failure to have been so obtained, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company.

          (d) Letter from Parent's Accountants; Pooling of Interests. Parent shall have received a letter from Parent's Accountants in form and substance reasonably satisfactory to Parent, dated the Closing Date, concurring with management's conclusions that the transactions contemplated by this Agreement, including the Merger, will qualify as a "pooling of interests" business combination in accordance with GAAP and the criteria of Accounting Principles Board Opinion No. 16 and the Regulations of the SEC.

          (e) Company Affiliate Pooling Agreements. Each of the Persons identified in Section 2.21(c) of the Company Disclosure Schedule shall have executed and delivered Company Affiliate Pooling Agreement with Parent which shall be in full force and effect.

          (f) Option Agreement. The Option Agreement shall be in full force and effect as of the Effective Time and become effective in accordance with the terms thereof.

          (g) Change of Control Agreements. The Change of Control Agreements shall be amended (in addition to any other amendments effected pursuant to Section 5.6(f) hereof) to provide that (i) the amounts payable thereunder as a result of the consummation of the transactions contemplated by this Agreement shall be reduced by $498,462, $793,846, and $1,007,728, with respect to Messrs. Alan P. Hale, Michael L. Bolan and Chao C. Mai, respectively; and (ii) in consideration for their continued services to the Surviving Corporation after the Effective Time, Messrs. Hale, Bolan and Mai shall be entitled to receive $249,231, $396,923, and $553,864, respectively, on the earlier to occur of (A) the first anniversary of the Effective Time or (B) the date of the Constructive Termination (as defined below) of such person, subject to the condition that, with respect to clause (A) above, such person is employed by the Company, the Parent, or an affiliate thereof, on such date, unless the failure to be so employed is the result of the termination by the Company, the Parent or an affiliate thereof, of such person's employment for any reason (other than such employees' voluntary termination of his own employment). For purposes hereof, "Constructive Termination" means (i) the adverse change in such person's responsibilities or direct report as described on Section 6.2(g) of the Company Disclosure Schedule; or (ii) a decrease in such person's salary, benefits or perquisites (other than equity-based awards or grants), other than as a result of any amendment or termination of any employee and/or executive benefit plan or arrangement, which amendment or termination is applicable to all qualifying executives of the Company.

          6.3. Additional Conditions to Obligations of the Company.

          The obligation of the Company to effect the Merger is also subject to the following conditions:

          (a) Representations and Warranties. (i) The representations and warranties of Parent and Merger Sub contained in this Agreement and the Option Agreement that are qualified as to Material Adverse Effect shall be true and correct as of the date of this Agreement and as of immediately prior to the Effective Time (other than representations and warranties which address matters only as of a particular date, in which case such representations and warranties shall be true and correct, on and as of such particular date), with the same force and effect as if then made and (ii) the representations and warranties of Parent contained in this Agreement and the Option Agreement that are not qualified as to Material Adverse Effect shall be true and correct as of the date of this Agreement and as of immediately prior to the Effective Time (other than representations and warranties which address matters only as of a particular date, in which case such representations and warranties shall be true and correct, on and as of such particular date), with the same force and effect as if then made, except where the failure of such representations and warranties (other that the representation contained in Section 3.2, which shall be true and correct in all material respects) to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent; and the Company shall have received a certificate to such effect signed by the Chief Executive Officer and Chief Financial Officer of Parent.

          (b) Agreements and Covenants. Parent and Merger Sub shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time except for such failures to perform or comply that do not and will not have any material effects that are adverse to the Company; and the Company shall have received a certificate to such effect signed by the Chief Executive Officer and Chief Financial Officer of Parent.

          (c) Certain Obligations. (i) To the extent not satisfied by the Company prior to the Closing, Purchaser shall have made arrangements for the payment at Closing of the obligations set forth on Section 6.3(c) of the Company Disclosure Schedules. (ii) Parent shall have expressly assumed the obligations set forth in Section 6.3(c)(ii) of the Company Disclosure Schedule.

                                  ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

          7.1. Termination.

          This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of the Company:

          (a) By mutual written consent duly authorized by the Boards of Directors of Parent and the Company;

          (b) By either Parent or the Company if the Merger shall not have been consummated on or before June 30, 2001; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose willful failure to fulfill any material obligation under this Agreement has been the cause of, or resulted in, the failure of the Merger to have been consummated on or before such date;

          (c) By either Parent or the Company, if a Court or Governmental Authority shall have issued an Order or taken any other action, in each case which has become final and non-appealable and which restrains, enjoins or otherwise prohibits the Merger;

          (d) By either Parent or the Company, if, at the Company Stockholders' Meeting (including any adjournment or postponement thereof), the requisite vote of the stockholders of the Company to approve and adopt this Agreement and to consummate the Merger shall not have been obtained;

          (e) By Parent, if the Board of Directors of the Company or any committee thereof shall have (i) approved or recommended, or proposed to approve or recommend, any Acquisition Proposal other than the Merger, (ii) failed to present and recommend the approval and adoption of this Agreement and the Merger to the stockholders of the Company, or withdrawn or modified, or proposed to withdraw or modify, in a manner adverse to Parent or Merger Sub, its recommendation or approval of the Merger, this Agreement or the transactions contemplated hereby, (iii) failed to mail the Proxy Statement to the stockholders of the Company within a reasonable time of when the Proxy Statement was available for mailing or failed to include therein such approval and recommendation (including the recommendation that the stockholders of the Company vote in favor of the adoption of this Agreement), (iv) upon a written request by Parent to publicly reaffirm the approval and recommendation of the Merger, this Agreement and the transactions contemplated hereby following the delivery, making or announcement of an Acquisition Proposal, failed to do so within five Business Days after such request is made, (v) entered, or caused the Company or any Material Subsidiary to enter, into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Acquisition Proposal, (vi) taken any other action prohibited by Section 4.3, (vii) materially breached the Option Agreement or (viii) resolved or announced its intention to do any of the foregoing;

          (f) By Parent, if any Person (other than Parent or an Affiliate of Parent) acquires beneficial ownership of or the right to acquire 15% or more of the outstanding shares of capital stock or other equity interests of the Company;

          (g) By Parent, if neither Parent nor Merger Sub is in material breach of its obligations under this Agreement, and if (i) at any time that any of the representations and warranties of the Company herein become untrue or inaccurate such that Section 6.2(a) would not be satisfied (treating such time as if it were the Effective Time for purposes of this Section 7.1(g)) or (ii) there has been a breach on the part of the Company of any of its covenants or agreements contained in this Agreement such that Section 6.2(b) would not be satisfied
(treating such time as if it were the Effective Time for purposes of this Section 7.1(g)), and, in both case (i) and case (ii), such breach (if curable) has not been cured within 30 days after notice to the Company; or

          (h) By the Company, if it is not in material breach of its obligations under this Agreement, and if (i) at any time that any of the representations and warranties of Parent or Merger Sub herein become untrue or inaccurate such that
Section 6.3(a) would not be satisfied (treating such time as if it were the Effective Time for purposes of this Section 7.1(h)) or (ii) there has been a breach on the part of Parent or Merger Sub of any of their respective covenants or agreements contained in this Agreement such that Section 6.3(b) would not be satisfied (treating such time as if it were the Effective Time for purposes of this Section 7.1(h)), and such breach (if curable) has not been cured within 30 days after notice to Parent.

          7.2. Effect of Termination.

          Except as provided in this Section 7.2, in the event of the termination of this Agreement pursuant to Section 7.1, this Agreement (other than this Section 7.2 and Sections 5.3(b), 5.10, 7.3 and Article VIII, which shall survive such termination) will forthwith become void, and there will be no liability on the part of Parent, Merger Sub or the Company or any of their respective officers or directors to the other and all rights and obligations of any party hereto will cease, except that nothing herein will relieve any party from liability for any breach, prior to termination of this Agreement in accordance with its terms, of any representation, warranty, covenant or agreement contained in this Agreement.

          7.3. Fees and Expenses.

          (a) Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall and are permitted to be paid by the party incurring such expenses, whether or not the Merger is consummated, including, but not limited to, legal and accounting fees and expenses and the fees payable to the Parent Financial Advisors and the Company Financial Advisors, as the case may be; provided, however, that Parent and the Company shall share equally all fees and expenses, other than attorneys' fees, incurred in relation to the printing and filing of the Proxy Statement (including any preliminary materials related thereto), the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto and all filing fees payable in connection with filings made under the HSR Act or Foreign Competition Laws.

          (b) If (A) (I) Parent shall  terminate this Agreement  pursuant to (x)
Section 7.1(d), Section 7.1(f), or Section 7.1(g) or (y) pursuant to Section 7.1(b) without the Company Stockholders' Meeting having occurred, (II) at any time after the date of this Agreement and before such termination an Acquisition Proposal with respect to the Company shall have been publicly announced or otherwise communicated to the Board of Directors and stockholders of the Company and not withdrawn prior to (1) the Company Stockholders' Meeting having occurred, in the case of a termination pursuant to Section 7.1(d) only or (2) such termination in the case of a termination pursuant to Section 7.1(b),
Section 7.1(f) or Section 7.1(g) only (a "Company Public Proposal") and (III) within twelve months of such termination the Company or any of its Subsidiaries enters into a definitive agreement with respect to, or consummates, any Acquisition Proposal or (B) Parent shall terminate this Agreement pursuant to
Section 7.1(e); then the Company shall promptly, but in no event later than the date of such termination (or in the case of clause (A), if later, the date the Company or its Subsidiary enters into such agreement with respect to, or consummates, such Acquisition Proposal), pay Parent an amount equal to $75,000,000 by wire transfer of immediately available funds).

          7.4. Amendment.

          This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the stockholders of the Company, no amendment may be made which would reduce the amount or change the type of consideration into which each share of Company Common Stock shall be converted upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by all of the parties hereto.

          7.5. Waiver.

          At any time prior to the Effective Time, any party hereto may extend the time for the performance of any of the obligations or other acts required hereunder, waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

          8.1. Survival of Representations and Warranties.

          The representations, warranties and agreements of each party hereto will remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any Person controlling any such party or any of their officers, directors, representatives or agents whether prior to or after the execution of this Agreement. The representations and warranties in this Agreement will terminate at the Effective Time.

          8.2. Notices.

          All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by nationally recognized overnight courier or by registered or certified mail, postage prepaid, return receipt requested, or by electronic mail, with a copy thereof to be delivered or sent as provided above or by facsimile or telecopier, as follows:

                    (a) If to Parent or Merger Sub:

                           Maxim Integrated Products, Inc.
                           120 San Gabriel
                           Sunnyvale, California  94086
                           Facsimile:  (408) 736-1831
                           Attention:  John F. Gifford, President

                           With copy to:
                           Simpson Thacher & Bartlett
                           3330 Hillview Avenue
                           Palo Alto, California 94304
                           Facsimile: (650) 251-5002
                           Attention:  Richard Capelouto, Esq.

                    (a) If to the Company:

                           Dallas Semiconductor Corporation
                           4401 South Beltwood Parkway
                           Dallas, Texas  75244
                           Facsimile: (972) 371-4319
                           Attention:  Chao C. Mai, President

                           With copies to:

                           Jenkens & Gilchrist, P.C.
                           1445 Ross Avenue, Suite 3200
                           Dallas, Texas  75202
                           Facsimile:       (214) 855-4300
                           Attention:       Ronald J. Frappier, Esq.
                                            Gregory J. Schmitt, Esq.

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. All such notices or communications shall be deemed to be received (i) in the case of personal delivery, nationally recognized overnight courier or registered or certified mail, on the date of such delivery and (ii) in the case of facsimile or telecopier or electronic mail, upon confirmed receipt.

          8.3. Disclosure Schedules.

          The Company Disclosure Schedule and the Parent Disclosure Schedule each shall be divided into sections corresponding to the sections and subsections of this Agreement. Disclosure of any fact or item in any section of a party's Disclosure Schedule shall, if such disclosure reasonably appears to do so, be deemed to be disclosed with respect to all other relevant sections.

          8.4. Certain Definitions.

          For purposes of this Agreement, the term:

          (a) "Affiliate" means any Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person, including, with respect to the Company, any corporation, partnership, limited liability company or joint venture in which the Company (either alone, or through or together with any other Subsidiary) has, directly or indirectly, an interest of 10% or more.

          (b) "Balance Sheet" means, as the context requires, either (i) the balance sheet of the Company contained in the Company's December 31 Financial Statements or (ii) the balance sheet of the Parent contained in the Parent's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000.

          (c) "beneficial owner" (including the terms "beneficial ownership" and "to beneficially own") with respect to a Person's ownership of any securities means such Person or any of such Person's Affiliates or associates (as defined in Rule 12b-2 under the Exchange Act) is deemed to beneficially own, directly or indirectly, within the meaning of Rule 13d-3 under the Exchange Act.

          (d) "Business Day" means any day other than a Saturday, Sunday or day on which banks are permitted to close in the State of California.

          (e) "Company Disclosure Schedule" means a schedule of even date herewith delivered by the Company to Parent concurrently with the execution of this Agreement, which, among other things, will identify exceptions and other matters with respect to the representations, warranties and covenants of the Company contained herein.

          (f) "Company Rights" means the rights issued pursuant to the Company Rights Agreement.

          (g) "Company Rights Agreement" means that certain Rights Agreement, dated as of September 10, 1999, between the Company and ChaseMellon Shareholder Services, L.L.C.

          (h) "Contract" means any contract, plan, undertaking, understanding, agreement, license, lease, note, mortgage or other binding commitment, whether written or oral.

          (i) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock, as trustee or executor, by Contract or otherwise.

          (j)  "Court"  means any court or  arbitration  tribunal  of the United
States,  any  domestic  state,  or  any  foreign  country,   and  any  political
subdivision or agency thereof.

          (k) "Exchange Agent" means any bank or trust company organized under the Laws of the United States or any of the states thereof and having a net worth in excess of $100 million designated and appointed to act as the exchange agent in the Merger.

          (l) "Foreign Competition Laws" means any foreign statutes, rules, Regulations, Orders, administrative and judicial directives, and other foreign Laws, that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization, lessening of competition or restraint of trade.

          (m) "Governmental Authority" means any governmental agency or authority of the United States, any domestic state, or any foreign country, and any political subdivision or agency thereof, and includes any authority having governmental or quasi-governmental powers, including any administrative agency or commission.

          (n) "Intellectual Property" means all United States and foreign intellectual property, including, without limitation, all trademarks, service marks, trade names, brand names, URLs and Internet domain names, designs, slogans, logos, trade dress and all other source indicators, together with all goodwill related to the foregoing; patents, copyrights and copyrightable works (including Software), technology, trade secrets and confidential or proprietary information, customer lists, know-how, processes, formulae, algorithms, models, user interfaces, inventions, semiconductors, mask works, systems, networks, hardware, firmware, middleware, and all registrations, applications, recordings, renewals, continuations, continuations-in-part, divisions, reissues, reexaminations, foreign counterparts, and other legal protections and rights related to the foregoing.

          (o) "Knowledge" means (i) with respect to the Company, the actual knowledge of any of the individuals listed on Section 8.4(o)(i) of the Company Disclosure Schedule and (ii) with respect to Parent, the actual knowledge of any of the individuals listed on Section 8.4(o)(ii) of the Parent Disclosure Schedule.

          (p) "Law" means all laws, statutes, ordinances and Regulations of any Governmental Agency including all decisions of Courts having the effect of law in each such jurisdiction.

          (q) "Lien" means any mortgage, pledge, security interest, attachment, encumbrance, lien (statutory or otherwise), license, claim, option, conditional sale agreement, right of first refusal, first offer, termination, participation or purchase or charge of any kind (including any agreement to give any of the foregoing); provided, however, that the term "Lien" shall not include (i) statutory liens for Taxes, which are not yet due and payable or are being contested in good faith by appropriate proceedings, (ii) statutory or common law liens to secure landlords, lessors or renters under leases or rental agreements confined to the premises rented, (iii) deposits or pledges made in connection with, or to secure payment of, workers' compensation, unemployment insurance, old age pension or other social security programs mandated under applicable Laws, (iv) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies and other like liens, and (v) restrictions on transfer of securities imposed by applicable state and federal securities Laws.

          (r) "Litigation" means any claim, suit, action, arbitration, cause of action, claim, complaint, criminal prosecution, investigation, demand letter, or proceeding, whether at law or at equity, before or by any Court or Governmental Authority, any arbitrator or other tribunal.

          (s) "Material Adverse Effect" means any fact, event, change, development, circumstance or effect (i) that, when such term is used in relation to the Company, is materially adverse to the business, condition (financial or otherwise), results of operations, assets, liabilities, properties or prospects of the Company and its Subsidiaries, taken as a whole, or (ii) that, when such term is used in relation to Parent or Merger Sub, is materially adverse to the business, condition (financial or otherwise), results of operations, assets, liabilities, properties or prospects of Parent and its Subsidiaries, taken as a whole; provided, however, that a Material Adverse Effect with respect to any party hereto shall not include any fact, event, change, development, circumstance or effect resulting from (A) general economic conditions, (B) conditions generally affecting the semiconductor industry, (C) actions contemplated by the parties in connection with, or which is attributable to, the announcement of this Agreement and the transactions contemplated hereby (including loss of customers, suppliers or employees or the delay or cancellation of orders for products to the extent attributable to such factors), or (D) any litigation or litigation by any Government Authority, in each case brought or threatened against such entity or any member of its Board of Directors in respect of this Agreement or the transaction contemplated hereby; and provided, further, that neither (x) any change in the market price or trading volume of the Company Common Stock or Parent Common Stock nor (y) a failure by the Company or Parent to meet the revenue or earnings predictions or expectations, for any period ending on or after the date of this Agreement shall, in and of itself, constitute a Material Adverse Effect (it being understood that this proviso, as it relates to (y), shall not exclude any underlying fact, event, change, development, circumstance or event which resulted in such failure to meet such estimates, predictions or expectations).

          (t) "Order" means any judgment,  order,  writ,  injunction,  ruling or
decree  of,  or  any  settlement   under  the  jurisdiction  of,  any  Court  or
Governmental Authority.

          (u)   "Person"   means  an   individual,   corporation,   partnership,
association, trust, unincorporated organization, limited liability company, other entity or group (as defined in Section 13(d)(3) of the Exchange Act).

          (v) "Regulation" means any rule or regulation of any Governmental Authority having the effect of Law.

          (w) "Software" means any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (ii) databases and compilations, including any and all data and collections of data, whether machine readable, on paper or otherwise, (iii) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, (iv) the technology supporting, and the contents and audiovisual displays of any Internet site(s) operated by or on behalf of Company or any of its Subsidiaries, and (v) all documentation and other works of authorship, including user manuals and training materials, relating to any of the foregoing.

          (x) "Subsidiary" or "Subsidiaries" of the Company, the Surviving Corporation, Parent or any other Person means any corporation, partnership, joint venture, limited liability company or other legal entity of which the Company, the Surviving Corporation, Parent or such other Person, as the case may be, owns, directly or indirectly, greater than 50% of the stock or other equity interests the holder of which is generally entitled to vote as a general partner or for the election of the board of directors or other governing body of a corporation, partnership, joint venture, limited liability company or other legal entity.

          8.5. Interpretation.

          When a reference is made in this Agreement to sections, subsections, Schedules or Exhibits, such reference shall be to a section, subsection, Schedule or Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The word "herein" and similar references mean, except where a specific section or Article reference is expressly indicated, the entire Agreement rather than any specific section or Article. The table of contents and the headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          8.6. Severability.

          If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

          8.7. Entire Agreement.

          This Agreement and the Option Agreement (including all exhibits and schedules hereto and thereto) and other documents and instruments delivered in connection herewith constitute the entire agreement and supersedes all prior agreements and undertakings (other than the Confidentiality Agreement), both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof.

          8.8. Assignment.

          This Agreement shall not be assigned by operation of Law or otherwise.

          8.9. Parties in Interest.

          This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, except as set forth in Section 5.6(a), Section 5.6(f) and Section 5.13, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

          8.10. Failure or Indulgence Not Waiver; Remedies Cumulative.

          No failure or delay on the part of any party hereto in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive to, and not exclusive of, any rights or remedies otherwise available.

          8.11. Governing Law; Enforcement.

          This Agreement and the rights and duties of the parties hereunder shall be governed by, and construed in accordance with the Law of the State of Delaware applicable to contracts executed and to be performed entirely within that state. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the Option Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or the Option Agreement and to enforce specifically the terms and provisions of this Agreement or the Option Agreement in the United Stated District Court for the District of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto, (a) consents to submit itself to the personal jurisdiction of the United Stated District Court for the District of Delaware in the event any dispute arises out of this Agreement or the Option Agreement or any transaction contemplated hereby or thereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement or the Option Agreement or any transaction contemplated hereby or thereby in any other court and (d) waives any right to trial by jury with respect to any action related to or arising out of this Agreement or the Option Agreement or any transaction contemplated hereby or thereby.

          8.12. Counterparts.

          This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                [Remainder of this page intentionally left blank]

          IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                      MAXIM INTEGRATED PRODUCTS, INC.


                                      By:      /s/ John F. Gifford
                                         ------------------------------------
                                         Name:  John F. Gifford
                                         Title:   Chief Executive Officer


                                      MI ACQUISITION SUB, INC.


                                      By:      /s/ John F. Gifford
                                         ------------------------------------
                                         Name:    John F. Gifford
                                         Title:   Chief Executive Officer


                                      DALLAS SEMICONDUCTOR CORPORATION


                                      By:      /s/ Chao C. Mai
                                         ------------------------------------
                                         Name:    Chao C. Mai
                                         Title:   President

                                    EXHIBIT A

         STOCK OPTION AGREEMENT, dated as of January 28, 2001 (the "Agreement"), between Maxim Integrated Products, Inc., a Delaware corporation (the "Grantee"), Dallas Semiconductor Corporation, a Delaware corporation (the "Issuer").

                                    RECITALS

         WHEREAS, Grantee and Issuer are, concurrently with the execution and delivery of this Agreement, entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), pursuant to which the parties will engage in a business combination (the "Merger") (capitalized terms not otherwise defined herein shave have the meanings assigned to them in the Merger Agreement).

         WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Grantee has required that Issuer agree, and believing it to be in the best interests of Issuer, Issuer has agreed, among other things, to grant to Grantee the Option (as hereinafter defined) to purchase shares of common stock, par value $0.02 per share, of Issuer ("Issuer Common Stock") at a price per share equal to the Exercise Price (as hereinafter defined).

                                    AGREEMENT

         NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                            OPTION TO PURCHASE SHARES

          1.1 Grant of Option.

          (a) Issuer hereby grants to Grantee an irrevocable option to purchase, in whole or in part, an aggregate of up to 9,259,002 duly authorized, validly issued, fully paid and nonassessable shares of Issuer Common Stock (representing 14.9% of the issued and outstanding shares of Issuer Common Stock as of January 25, 2001), on the terms and subject to the conditions set forth herein (the "Option"); provided, however, that in no event shall the number of shares of Issuer Common Stock, for which this Option is exercisable, exceed 14.9% of the issued and outstanding shares of Issuer Common Stock at the time of exercise without giving effect to the issuance of any Option Shares (as defined below). The number of shares of Issuer Common Stock that may be received upon the exercise of the Option and the Exercise Price are subject to adjustment as herein set forth.

          (b) In the event that any additional shares of Issuer Common Stock are issued or otherwise become outstanding after January 25, 2001 (other than pursuant to this Agreement and other than pursuant to an event described in
Section 3.1 hereof), the number of shares of Issuer Common Stock subject to the Option shall be increased so that, after such issuance, such number together with any shares of Issuer Common Stock previously issued pursuant hereto, equals 14.9% of the number of shares of Issuer Common Stock then issued and outstanding, without giving effect to any shares subject or issued pursuant to the Option. Nothing contained in this Section 1.1(b) or elsewhere in this Agreement shall be deemed to authorize Issuer to breach or fail to comply with any provision of the Merger Agreement. As used herein, the term "Option Shares" means the shares of Issuer Common Stock issuable pursuant to the Option, as the number of such shares shall be adjusted pursuant to the terms hereof.

          1.2 Exercise of Option.

          (a) The Option may be exercised by Grantee, in whole or in part, at any time, or from time to time, commencing upon the Exercise Date and prior to the Expiration Date. As used herein, the term "Exercise Date" means the date on which Grantee becomes unconditionally entitled to receive a termination fee pursuant to Section 7.3(b) of the Merger Agreement (the "Termination Fee"). As used herein, the term "Expiration Date" means the first to occur prior to Grantee's exercise of the Option pursuant to Section 1.2(b) of:

          (i) the Effective Time;

          (ii) written notice of termination of this Agreement by Grantee to Issuer;

          (iii) 12 months after the first occurrence of an Exercise Date; or

          (iv) the date of termination of the Merger Agreement, unless, in the case of this clause (iv), Grantee has the right to receive the Termination Fee either (x) upon, or (y) following, such termination upon the occurrence of certain events, in which case the Option will not terminate until the later of
(A) 15 business days following the time the Termination Fee becomes unconditionally payable, and (B) the expiration of the period referred to in
Section 7.3(b)(A)(III) of the Merger Agreement.

Notwithstanding the termination of the Option, Grantee shall be entitled to purchase those Option Shares with respect to which it may have exercised the Option by delivery of an Option Notice (as defined below) prior to the Expiration Date, and the termination of the Option will not affect any rights hereunder that by their terms do not terminate or expire prior to or at the Expiration Date.

          (b) In the event Grantee wishes to exercise the Option, Grantee shall send a written notice to Issuer of its intention to so exercise the Option (an "Option Notice"), specifying the number of Option Shares to be purchased (and the denominations of the certificates, if more than one), whether the aggregate Exercise Price will be paid in cash or by surrendering a portion of the Option in accordance with Section 1.3(b) or a combination thereof, and the place in the United States, time and date of the closing of such purchase (the "Option Closing" and the date of such Closing, the "Option Closing Date"), which date shall not be less than two Business Days nor more than ten Business Days from the date on which an Option Notice is delivered; provided, however, that the Option Closing shall be held only if (i) such purchase would not otherwise violate or cause the violation of, any applicable material law, statute, ordinance, rule or regulation (including the HSR Act) (individually, a "Law" and collectively, "Laws"), and (ii) no material judgment, order, writ, injunction, ruling or decree of any Governmental Authority (collectively, "Orders") shall have been promulgated, enacted, entered into, or enforced by any Governmental Authority that prohibits delivery of the Option Shares, whether temporary, preliminary or permanent; provided, however, that the parties hereto shall use their reasonable best efforts to (x) promptly make and process all necessary filings and applications and obtain all consents, approvals, Orders, authorizations, registrations and declarations or expiration or termination of any required waiting periods (collectively, "Approvals") and to comply with any such applicable Laws and (y) have any such Order vacated or reversed. In the event the Option Closing is delayed pursuant to clause (i) or (ii) above, the Option Closing shall be within ten Business Days following the cessation of such restriction, violation, Law or Order or the receipt of any necessary Approval, as the case may be (so long as the Option Notice was delivered prior to the Expiration Date); provided further, that, notwithstanding any prior Option Notice, Grantee shall be entitled to rescind such Option Notice and shall not be obligated to purchase any Option Shares in connection with such exercise upon written notice to such effect to Issuer.

          (c) At any Option Closing, (i) Issuer shall deliver to Grantee all of the Option Shares to be purchased by delivery of a certificate or certificates evidencing such Option Shares in the denominations designated by Grantee in the Option Notice, and (ii) if the Option is exercised in part and/or surrendered in part to pay the aggregate Exercise Price pursuant to Section 1.3(b), Issuer and Grantee shall execute and deliver an amendment to this Agreement reflecting the Option Shares for which the Option has not been exercised and/or surrendered. If at the time of issuance of any Option Shares pursuant to an exercise of all or part of the Option hereunder, Issuer shall have issued any rights or other securities which are attached to or otherwise associated with the Issuer Common Stock, then each Option Share issued pursuant to such exercise shall also represent such rights or other securities with terms substantially the same as and at least as favorable to Grantee as are provided under any shareholder rights agreement or similar agreement of Issuer then in effect. At the Option Closing, Grantee shall pay to Issuer by wire transfer of immediately available funds to an account specified by Issuer to Grantee in writing at least two Business Days prior to the Option Closing an amount equal to the Exercise Price multiplied by the number of Option Shares to be purchased for cash pursuant to this Article I; provided, however, that the failure or refusal of Issuer to specify an account shall not affect Issuer's obligation to issue the Option Shares.

          (d) Upon the delivery by Grantee to Issuer of the Option Notice and the tender of the applicable aggregate Exercise Price in immediately available funds or the requisite portion of the Option in accordance with Section 1.3, Grantee shall be deemed to be the holder of record of the Option Shares issuable upon such exercise, notwithstanding that the stock transfer books of Issuer may then be closed, that certificates representing such Option Shares may not then have been actually delivered to Grantee, or Issuer may have failed or refused to take any action required of it hereunder. Issuer shall pay all expenses that may be payable in connection with the preparation, issuance and delivery of stock certificates or an amendment to this Agreement under this Section 1.2 and any filing fees and other expenses arising from the performance of the transactions contemplated hereby.

          1.3 Payments.

          (a) The purchase and sale of the Option Shares pursuant to Section 1.2 of this Agreement shall be at a purchase price equal to $26.8125 per share (as such amount may be adjusted pursuant to the terms hereof, the "Exercise Price"), payable at Grantee's option in cash, by surrender of a portion of the Option in accordance with Section 1.3(b), or a combination thereof.

          (b) Grantee may elect to purchase Option Shares issuable, and pay some or all of the aggregate Exercise Price payable, upon an exercise of the Option by surrendering a portion of the Option with respect to such number of Option Shares as is determined by dividing (i) the aggregate Exercise Price payable in respect of the number of Option Shares being purchased in such manner by (ii) the excess of the Fair Market Value (as defined below) per share of Issuer Common Stock as of the last trading day preceding the date Grantee delivers its Option Notice (such date, the "Option Exercise Date") over the per share Exercise Price. The "Fair Market Value" per share of Issuer Common Stock shall be (x) if the Issuer Common Stock is listed on the New York Stock Exchange (the "NYSE") or any other nationally recognized exchange or trading system as of the Option Exercise Date, the average of last reported sale prices per share of Issuer Common Stock thereon for the ten trading days commencing on the 12th trading day immediately preceding the Option Exercise Date, or (y) if the Issuer Common Stock is not listed on the NYSE or any other nationally recognized exchange or trading system as of the Option Exercise Date, the amount determined by a mutually acceptable independent investment banking firm as the value per share the Issuer Common Stock would have if publicly traded on a nationally recognized exchange or trading system (assuming no discount for minority interest, illiquidity or restrictions on transfer). That portion of the Option so surrendered under this Section 1.3(b) shall be canceled and shall thereafter be of no further force and effect.

          (c) Certificates for the Option Shares delivered at an Option Closing will have typed or printed thereon a restrictive legend which will read substantially as follows:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. SUCH SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE STOCK OPTION AGREEMENT DATED AS OF JANUARY 28, 2001, A COPY OF WHICH MAY BE OBTAINED FROM THE SECRETARY OF STAR CORPORATION AT ITS PRINCIPAL EXECUTIVE OFFICES."

It is understood and agreed that (i) the reference to restrictions arising under the Securities Act in the above legend will be removed by delivery of substitute certificate(s) without such reference if such Option Shares have been registered pursuant to the Securities Act, such Option Shares have been sold in reliance on and in accordance with Rule 144 under the Securities Act or Grantee has delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act and (ii) the reference to restrictions pursuant to this Agreement in the above legend will be removed by delivery of substitute certificate(s) without such reference if the Option Shares evidenced by certificate(s) containing such reference have been sold or transferred in compliance with the provisions of this Agreement under circumstances that do not require the retention of such reference.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

          2.1 Representations and Warranties of Grantee. Grantee hereby represents and warrants to Issuer that any Option Shares or other securities acquired by Grantee upon exercise of the Option will not be taken with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act.

          2.2 Representations and Warranties of Issuer. Issuer hereby represents and warrants to Grantee as follows:

          (a) Option Shares. Issuer has taken all necessary corporate and other action to authorize and reserve for issuance, and, subject to receipt of any Approvals, to permit it to issue, the Option Shares and all additional shares or other securities that may be issued pursuant to Section 3.1 upon exercise of the Option, and, at all times from the date hereof until such time as the obligation to deliver Option Shares hereunder terminates, will have reserved for issuance upon exercise of the Option the Option Shares and such other additional shares or securities, if any. All of the Option Shares and all additional shares or other securities or property that may be issuable pursuant to Section 3.1, upon exercise of the Option and issuance pursuant hereto, shall be duly authorized, validly issued, fully paid and nonassessable, shall be delivered free and clear of all Liens of any nature whatsoever, and shall not be subject to any preemptive or similar right of any Person.

          (b) No Restrictions. No Delaware law or other takeover statute or similar Law and no provision of the Restated Certificate of Incorporation or Bylaws of Issuer or any agreement to which Issuer is a party (i) would or would purport to impose restrictions that might adversely affect or delay the consummation of the transactions contemplated by this Agreement, or (ii) as a result of the consummation of the transactions contemplated by this Agreement,
(x) would or would purport to restrict or impair the ability of Grantee to vote or otherwise exercise the rights of a stockholder with respect to securities of Issuer or any of its Subsidiaries that may be acquired or controlled by Grantee, or (y) would or would purport to entitle any Person to acquire securities of Issuer.

                                  ARTICLE III

                  ADJUSTMENT UPON CHANGES IN CAPITALIZATION

          3.1 In addition to the adjustment in the number of shares of Issuer Common Stock that may be purchased upon exercise of the Option pursuant to
Section 1.1, the number of shares of Issuer Common Stock that may be purchased upon the exercise of the Option and the Exercise Price shall be subject to adjustment from time to time as provided in this Section 3.1. In the event of any change in the number of issued and outstanding shares of Issuer Common Stock by reason of any stock dividend, split-up, merger, recapitalization, combination, conversion, exchange of shares, spin-off or other change in the corporate or capital structure of Issuer that would have the effect of diluting or otherwise diminishing Grantee's rights hereunder, the number and kind of Option Shares or other securities subject to the Option and the Exercise Price therefor shall be appropriately adjusted so that Grantee shall receive upon exercise of the Option (or, if such a change occurs between exercise and the Option Closing, upon the Option Closing) the number and kind of shares or other securities or property that Grantee would have received in respect of the Option Shares that Grantee is entitled to purchase upon exercise of the Option if the Option had been exercised (or the purchase thereunder had been consummated, as the case may be) immediately prior to such event or the record date for such event, as applicable. The rights of Grantee under this Article III shall be in addition to, and shall in no way limit, its rights against Issuer for breach of or the failure to perform any provision of the Merger Agreement.

                                   ARTICLE IV

                               REGISTRATION RIGHTS

          4.1 Registration of Option Shares Under the Securities Act.

          (a) If requested by Grantee at any time and from time to time within two years after receipt by Grantee of Option Shares (the "Registration Period"), Issuer shall use its reasonable best efforts, as promptly as practicable, to effect the registration under the Securities Act and any applicable state law (a "Demand Registration") of such number of Option Shares or such other Issuer securities owned by or issuable to Grantee in accordance with the method of sale or other disposition contemplated by Grantee, including a "shelf" registration statement under Rule 415 of the Securities Act or any successor provision, and to obtain all consents or waivers of other parties that are required therefor. Except with respect to such a "shelf" registration, Issuer shall keep such Demand Registration effective for a period of not less than 180 days, unless, in the written opinion of counsel to Issuer, which opinion shall be delivered to Grantee and which shall be reasonably satisfactory in form and substance to Grantee and its counsel, such registration under the Securities Act is not required in order to lawfully sell and distribute such Option Shares or other Issuer securities in the manner contemplated by Grantee. Issuer shall only have the obligation to effect three Demand Registrations pursuant to this Section 4.1; provided, however, that only requests relating to a registration statement that has become effective under the Securities Act shall be counted for purposes of determining the number of Demand Registrations made. Issuer shall be entitled to postpone for up to 90 days from receipt of Grantee's request for a Demand Registration the filing of any registration statement in connection therewith if the Board of Directors of Issuer determines in its good faith reasonable judgment that such registration would materially interfere with any material event involving the Issuer or require premature disclosure of any material non-public information, the disclosure of which would materially and adversely affect the Issuer; provided, however, that Issuer shall not have postponed any Demand Registration pursuant to this sentence during the twelve month period immediately preceding the date of delivery of Grantee's request for a Demand Registration.

          (b) If Issuer effects a registration under the Securities Act of Issuer Common Stock for its own account or for any other stockholders of Issuer (other than on Form S-4 or Form S-8, or any successor form), Grantee shall have the right to participate in such registration and include in such registration the number of shares of Issuer Common Stock or such other Issuer securities as Grantee shall designate by notice to Issuer (an "Incidental Registration" and, together with a Demand Registration, a "Registration"); provided, however, that, if the Incidental Registration is in connection with an underwritten public offering, the managing underwriters of such offering advise Issuer in writing that, in their opinion, the number of shares of Issuer Common Stock or other Issuer securities requested to be included in such Incidental Registration exceeds the number which can be sold in such offering, Issuer shall include therein (i) first, all shares proposed to be included therein by Issuer, (ii) second, subject to the rights of any other holders of registration rights in effect as of the date hereof, the shares requested to be included therein by Grantee, and (iii) third, shares proposed to be included therein by any other stockholder of Issuer. Participation by Grantee in any Incidental Registration shall not affect the obligation of Issuer to effect Demand Registrations under this Section 4.1. Issuer may withdraw any registration under the Securities Act that gives rise to an Incidental Registration without the consent of Grantee.

          (c) In connection with any Registration pursuant to this Section 4.1 that is an underwritten public offering, (i) Issuer and Grantee shall provide each other and any underwriter of the offering with customary representations, warranties, covenants, indemnification and contribution obligations in connection with such Registration, (ii) Issuer shall use reasonable best efforts to cause any Option Shares included in such Registration to be approved for listing on the NYSE or any other nationally recognized exchange or trading system upon which Issuer's securities are then listed, subject to official notice of issuance, which notice shall be given by Issuer upon issuance, and
(iii) Grantee shall provide all information reasonably requested by Issuer that is required for inclusion in any registration statement covering the Option Shares. Grantee will provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. The costs and expenses incurred by Issuer in connection with any Registration pursuant to this
Section 4.1 (including any fees related to qualifications under Blue Sky Laws and SEC filing fees) (the "Registration Expenses") shall be borne by Issuer, excluding legal fees of Grantee's counsel and underwriting discounts or commissions with respect to Option Shares to be sold by Grantee included in a Registration.

          4.2 Transfers of Option Shares.

          (a) The Option Shares may not be sold, assigned, transferred, or otherwise disposed of except (i) as provided in Section 4.1 or (ii) other than in accordance with Section 5.3 hereof, to any purchaser or transferee who would not, to the knowledge of Grantee after reasonable inquiry, immediately following such sale, assignment, transfer or disposal beneficially own more than five percent (5%) of the then-outstanding voting power of the Issuer; provided, however, that Grantee shall be permitted to sell any Option Shares if such sale is made pursuant to a tender or exchange offer that has been approved or recommended by a majority of the members of the Board of Directors of Issuer (which majority shall include a majority of directors who were directors as of the date hereof).

                                   ARTICLE V

               REPURCHASE RIGHTS; SUBSTITUTE OPTION; FIRST REFUSAL

          5.1 Repurchase Rights.

          (a) At any time on or after the Exercise Date and prior to the Expiration Date, Grantee shall have the right (the "Repurchase Right") to require Issuer to repurchase from Grantee (i) the Option or any part thereof as Grantee shall designate at a price (the "Option Repurchase Price") equal to the amount by which (A) the Market/Offer Price (as defined below) exceeds (B) the Exercise Price, multiplied by the number of Option Shares as to which the Option is to be repurchased, and (ii) such number of Option Shares as Grantee shall designate at a price (the "Option Share Repurchase Price") equal to the Market/Offer Price multiplied by the number of Option Shares so designated. The term "Market/Offer Price" shall mean the highest of (x) the highest price per share of Issuer Common Stock offered or paid in any Acquisition Proposal (as defined in the Merger Agreement), or (y) the highest closing price for shares of Issuer Common Stock during the six-month period immediately preceding the date Grantee gives the Repurchase Notice (as hereinafter defined). In determining the Market/Offer Price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm selected by Grantee and reasonably acceptable to Issuer, which determination, absent manifest error, shall be conclusive for all purposes of this Agreement.

          (b) Grantee shall exercise its Repurchase Right by delivering to Issuer written notice (a "Repurchase Notice") stating that Grantee elects to require Issuer to repurchase all or a portion of the Option and/or the Option Shares as specified therein. The closing of the Repurchase Right (the "Repurchase Closing") shall take place in the United States at the place, time and date specified in the Repurchase Notice, which date shall not be less than two Business Days nor more than ten Business Days from the date on which the Repurchase Notice is delivered. At the Repurchase Closing, subject to the receipt of a writing evidencing the surrender of the Option and/or certificates representing Option Shares, as the case may be, Issuer shall deliver to Grantee the Option Repurchase Price therefor or the Option Share Repurchase Price therefor, as the case may be, or the portion thereof that Issuer is not then prohibited under applicable Law from so delivering. At the Repurchase Closing,
(i) Issuer shall pay to Grantee the Option Repurchase Price for the portion of the Option that is to be repurchased or the Option Shares Repurchase Price for the number of Option Shares to be repurchased, as the case may be, by wire transfer of immediately available funds to an account specified by Grantee at least 24 hours prior to the Repurchase Closing, and (ii) if the Option is repurchased only in part, Issuer and Grantee shall execute and deliver an amendment to this Agreement reflecting the Option Shares for which the Option is not being repurchased.

          (c) To the extent that Issuer is prohibited under applicable Law from repurchasing the portion of the Option or the Option Shares designated in such Repurchase Notice, Issuer shall immediately so notify Grantee and thereafter deliver, from time to time, to Grantee the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within five Business Days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a Repurchase Notice is prohibited under applicable Law from delivering to Grantee the full amount of the Option Repurchase Price and the Option Share Repurchase Price for the Option or Option Shares to be repurchased, respectively, Grantee may rescind the exercise of the Repurchase Right, whether in whole, in part or to the extent of the prohibition, and, to the extent rescinded, no part of the amounts, terms or the rights with respect to the Option or Repurchase Right shall be changed or affected as if such Repurchase Right were not exercised. Issuer shall use its reasonable best efforts to obtain all required regulatory and legal approvals and to file any required notices to permit Grantee to exercise its Repurchase Right and shall use its reasonable best efforts to avoid or cause to be rescinded or rendered inapplicable any prohibition on Issuer's repurchase of the Option or the Option Shares.

          5.2 Substitute Option.

          (a) In the event that Issuer enters into an agreement (i) to consolidate with or merge into any Person, other than Grantee or any Subsidiary of Grantee (each an "Excluded Person"), and Issuer is not the continuing or surviving corporation of such consolidation or merger, (ii) to permit any Person, other than an Excluded Person, to merge into Issuer and Issuer shall be the continuing or surviving or acquiring corporation, but, in connection with such merger, the then outstanding shares of Issuer Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property or the then outstanding shares of Issuer Common Stock shall after such merger represent less than 50% of the outstanding voting securities of the merged or acquiring company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any Person, other than an Excluded Person, then, and in each such case, the agreement governing such transaction shall make proper provision so that, unless earlier exercised by Grantee, the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option with identical terms appropriately adjusted to acquire the number and class of shares or other securities or property that Grantee would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such consolidation, merger, sale, or transfer, or the record date therefor, as applicable and make any other necessary adjustments; provided, however, that if such a conversion or exchange cannot, because of applicable Law be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to Grantee than the Option.

          (b) In addition to any other restrictions or covenants, Issuer agrees that it shall not enter or agree to enter into any transaction described in
Section 5.2(a) unless the Acquiring Corporation (as hereinafter defined) and any Person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder and agree for the benefit of Grantee to comply with this Article V.

          (c) For purposes of this Section 5.2, the term "Acquiring Corporation" shall mean (i) the continuing or surviving Person of a consolidation or merger with Issuer (if other than Issuer), (ii) Issuer in a consolidation or merger in which Issuer is the continuing or surviving or acquiring Person, and (iii) the transferee of all or substantially all of Issuer's assets.

          5.3 First Refusal.

          (a) If Grantee desires to sell, assign, transfer or otherwise dispose of all or any of the shares of Issuer Common Stock or other securities acquired by it pursuant to the exercise of the Option, it will give Issuer written notice of the proposed transaction (the "Offeror's Notice"), identifying the proposed transferee, the proposed purchase price and the terms of such proposed transaction. For ten business days following receipt of such notice, Issuer shall have the option to elect by written notice to purchase all, but not less than all, of the Issuer Common Stock or other securities specified in Offeror's Notice at the price and upon the terms set froth in such notice.

          (b) The closing of any  repurchase of Option  Shares  pursuant to this
Section 5.3 shall take place within ten business days of Issuer's election to purchase such Option Shares. On such closing date, Issuer shall pay the purchase price to Grantee in immediately available funds, and Grantee shall thereupon surrender to Issuer the certificate or certificates evidencing the shares of Issuer Common Stock or other securities repurchased by the Issuer pursuant to this Section 5.3.

          (c) If Issuer does not elect to purchase the shares of Issuer Common Stock or other securities designated in the Offeror's Notice, Grantee may, within 60 days from the date of the Offeror's Notice, sell such shares of Issuer Common Stock or other securities to the proposed transferee at no less than the price specified and on terms not more favorable to the transferee than those set forth in the Offeror's Notice; provided, however, that the provisions of this
Section 5.3(c) will not limit the rights Grantee many otherwise have if Issuer has elected to purchase such shares of Issuer Common Stock or other securities and wrongfully refuses to complete such purchase.

          (d) The requirements of this Section 5.3 will not apply to (i) any sale, assignment, transfer or disposition to an affiliate of Grantee; provided, however, that such affiliate agrees to be bound by the terms hereof, (ii) any sale, assignment, transfer or disposition as a result of which the proposed transferee would own beneficially not more than 5% of the outstanding voting power of the Issuer, or (iii) any sales or transfers by Grantee in a registered underwritten offering.

                                   ARTICLE VI

                                  MISCELLANEOUS

          6.1 Total Profit.

          (a) Notwithstanding any other provision of this Agreement, in no event shall Grantee's Total Profit (as hereinafter defined) plus any termination fees paid by Issuer pursuant to Section 7.3(b) of the Merger Agreement (such fees, collectively, the "Total Issuer Fees") exceed in the aggregate an amount (the "Limitation Amount") equal to $75,000,000, and, if the total amount that would otherwise be received by Grantee otherwise would exceed such amount, Grantee, at its sole election, shall either (i) reduce the number of shares of Issuer Common Stock subject to this Option, (ii) deliver to Issuer for cancellation Option Shares previously purchased by Grantee, (iii) reduce the amount of the Option Repurchase Price or the Option Share Repurchase Price, (iv) pay cash to Issuer, or (v) any combination thereof, so that Grantee's actually realized Total Profit, when aggregated with the Total Issuer Fees so paid to Grantee, shall not exceed the Limitation Amount after taking into account the foregoing actions.

          (b) Notwithstanding any other provision of this Agreement, the Option may not be exercised for a number of Option Shares as would, as of the date of exercise, result in a Notional Total Profit (as defined below) which, together with the Total Issuer Fees theretofore paid to Grantee, would exceed the Limitation Amount; provided, however, that nothing in this sentence shall restrict any exercise of the Option permitted hereby on any subsequent date.

          (c) As used herein, the term "Total Profit" shall mean the aggregate amount (before taxes) of the following: (i) the amount received by Grantee pursuant to Issuer's repurchase of the Option (or any portion thereof) pursuant to Section 5.1, (ii) (x) the amount received by Grantee pursuant to Issuer's repurchase or purchase of Option Shares pursuant to Section 5.1 or Section 5.3, as the case may be, less (y) Grantee's purchase price for such Option Shares, and (iii) (x) the net cash amounts or the fair market value of any property received by Grantee pursuant to any consummated arm's-length sales of Option Shares (or any other securities into which such Option Shares are converted or exchanged) to any unaffiliated party, less (y) Grantee's purchase price of such Option Shares.

          (d) As used herein, the term "Notional Total Profit" with respect to any number of Option Shares as to which Grantee may propose to exercise the Option shall be the Total Profit determined as of the date of such proposal assuming that the Option was exercised on such date for such number of Option Shares and assuming that such Option Shares, together with all other Option Shares held by Grantee and its affiliates as of such date, were sold for cash at the closing market price (less customary brokerage commissions) for shares of Issuer Common Stock on the preceding trading day on the NASDAQ National Market System (or on any other nationally recognized exchange or trading system on which shares of Issuer Common Stock are then so listed or traded).

          6.2 Further Assurances; Listing.

          (a) From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate the transactions contemplated by this Agreement, including, without limitation, to vest in Grantee good and marketable title, free and clear of all Liens, to any Option Shares purchased hereunder. Issuer agrees not to avoid or seek to avoid (whether by charter amendment or through reorganization, consolidation, merger, issuance of rights or securities, the Company Rights Agreement or similar agreement, dissolution or sale of assets, or by any other voluntary act) the observance or performance of any of the covenants, agreements or conditions to be observed or performed hereunder by it.

          (b) If the Issuer Common Stock or any other securities to be acquired upon exercise of the Option are then listed on the NYSE (or any other national securities exchange or trading system), Issuer, upon the request of Grantee, will promptly file an application to list the shares of Issuer Common Stock or such other securities to be acquired upon exercise of the Option on the NYSE (and any other national securities exchange or trading system) and will use reasonable best efforts to obtain approval of such listing as promptly as practicable.

          6.3 Division of Option; Lost Options. The Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Grantee, upon presentation and surrender of this Agreement at the principal office of Issuer, for other agreements providing for Options of different denominations entitling Grantee to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of Option Shares purchasable hereunder. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft or destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new agreement of like tenor and date.

          6.4 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          6.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by telecopy or telefacsimile, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the tenth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

                  (a)      if to Grantee to:

                           Maxim Integrated Products
                           120 San Gabriel Drive
                           Sunnyvale, California 94086
                           Fax: (408) 331-1212
                           Attention: Chief Financial Officer

                           with a copy to:

                           Simpson Thacher & Bartlett
                           3330 Hillview Avenue
                           Palo Alto, California  94304
                           Fax:  (650) 251-5002
                           Attention: Richard Capelouto, Esq.

                  (b)      if to Issuer to:

                           Dallas Semiconductor Corporation
                           4401 South Beltwood Parkway
                           Dallas, Texas  75244-3292
                           Fax:   (972) 371-4319
                           Attention: Chao C. Mai, President

                           with a copy to:

                           Jenkens & Gilchrist
                           1445 Ross Avenue, Suite 3200
                           Dallas, Texas 75202
                           Fax:  (214) 855-4300
                           Attention:  Ronald J. Frappier, Esq.
                                       Gregory J. Schmitt, Esq.

          6.6 Interpretation. When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

          6.7 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

          6.8 Entire Agreement; No Third Party Beneficiaries.

          (a) This Agreement and the other agreements of the parties referred to herein constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

          (b) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

          6.9 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware applicable to contracts executed and to be performed entirely within that State.

          6.10 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

          6.11 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other party, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

          6.12 Submission to Jurisdiction; Waivers. Each of Grantee and Issuer irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns may be brought and determined in the Chancery or other Courts of the State of Delaware, and each of Grantee and Issuer hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts. Each of Grantee and Issuer hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper, and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts, and (d) any right to a trial by jury.

          6.13 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

          6.14 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive to, and not exclusive of, any rights or remedies otherwise available.

          IN WITNESS WHEREOF, Grantee and Issuer have caused this Stock Option Agreement to be duly executed as of the date first above written.

GRANTEE:                            MAXIM INTEGRATED PRODUCTS, INC.

                                    By:_____________________________________
                                    Name:___________________________________
                                    Title:__________________________________


ISSUER:                             DALLAS SEMICONDUCTOR CORPORATION

                                    By:_____________________________________
                                    Name:___________________________________
                                    Title:__________________________________

EXHIBIT B

                           AFFILIATE POOLING AGREEMENT

                                January 28, 2001

Maxim Integrated Systems, Inc.
120 San Gabriel
Sunnyvale, CA  94086

Ladies and Gentlemen:

         The undersigned has been advised that, as of the date hereof, the undersigned may be deemed to be an "affiliate"("Affiliate") of Dallas Semiconductor Corporation., a Delaware corporation (the "Company"), as that term is defined for purposes of paragraphs (c) and (d) of Rule 145 of the Regulations of the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act").

         Pursuant to the terms and subject to the conditions of that certain Agreement and Plan of Merger by and among Maxim Integrated Systems, Inc., a Delaware corporation ("Parent"), MI Acquisition Sub, Inc., a newly formed Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and the Company, dated as of January 28, 2001 (the "Merger Agreement"), providing for, among other things, the merger of Merger Sub with and into the Company (the "Merger"), the undersigned will be entitled to receive shares of common stock of Parent [or options or warrants to acquire Parent Common Stock] (collectively "Parent Common Stock") in exchange for shares of common stock of the Company [or options or warrants to acquire Company Common Stock] (collectively "Company Common Stock") owned by the undersigned at the Effective Time of the Merger as determined pursuant to the Merger Agreement. Capitalized terms used but not defined herein are defined in the Merger Agreement and are used herein with the same meanings ascribed to them therein.

         The undersigned understands that the Merger will be treated for financial accounting purposes as a "pooling of interests" in accordance with GAAP, and that the staff of the SEC has issued certain guidelines that should be followed to ensure the application of pooling of interests accounting to the Merger.

         In consideration of the agreements contained herein, Parent's reliance on this letter in connection with the consummation of the Merger and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees that the undersigned will not make any sale, pledge, transfer or other disposition of, or hedge or reduce its risk with respect to, (i) Company Common Stock during the period from the 30th day prior to the Effective Time until the earlier of the Effective Time or the termination of the Merger Agreement or (ii) Parent Common Stock now owned or hereafter acquired by the undersigned, including, without limitation, Parent Common Stock to be received by the undersigned pursuant to the Merger, until such time as financial statements that include at least 30 days of combined operations of the Company and Parent after the Merger will have been publicly reported, unless the undersigned delivers to Parent, prior to any such sale, transfer or other disposition, written advice from Ernst & Young LLP, independent public accountants for Parent, or a written no-action letter from the accounting staff of the SEC, in either case in form and substance reasonably satisfactory to Parent, to the effect that such sale, transfer or other disposition will not cause the Merger not to be treated as a "pooling of interests" for financial accounting purposes in accordance with GAAP and the Regulations of the SEC.

         The undersigned has been advised that the offering, sale and delivery of the shares of Parent Common Stock pursuant to the Merger will have been registered with the SEC under the Securities Act on a Registration Statement on Form S-4. The undersigned also has been advised, however, that, because the undersigned may be deemed to be an Affiliate of the Company at the time the Merger is submitted for a vote of the stockholders of the Company, Parent Common Stock received by the undersigned pursuant to the Merger can be sold by the undersigned only (i) pursuant to an effective registration statement under the Securities Act, (ii) in conformity with the volume and other limitations of Rule 145 promulgated by the SEC under the Securities Act or (iii) in reliance upon an exemption from registration that is available under the Securities Act.

         The undersigned also understands that "stop transfer" instructions will be given to the transfer agent for the Company Common Stock with respect to shares of the Company Common Stock now owned or hereafter acquired by the undersigned and that there will be placed on the certificates representing such shares of Company Common Stock, or any substitutions therefor, a legend stating in substance as follows:

                  "These shares may be transferred only in accordance with the terms of an Affiliate Pooling Agreement between the original holder of such shares and Sun, Inc., a copy of which agreement is on file at the principal offices of Maxim Integrated Systems, Inc."

It is understood and agreed that the legend set forth above will be removed upon surrender of certificates bearing such legend by delivery of substitute certificates without such legend (i) if the undersigned will have delivered to Parent the above-referenced advice of Ernst & Young LLP, or the above-referenced no-action letter from the accounting staff of the SEC or (ii) upon the termination of the Merger Agreement.

         The undersigned also understands that "stop transfer" instructions will be given to the transfer agent for Parent Common Stock with respect to shares of Parent Common Stock to be received by the undersigned pursuant to the Merger and that there will be placed on the certificates representing such shares of Parent Common Stock, or any substitutions therefor, a legend stating in substance as follows:

                  "These shares were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933, as amended, applies. These shares may be transferred only in accordance with the terms of such Rule and an Affiliate Pooling Agreement between the original holder of such shares and Sun, Inc., a copy of which agreement is on file at the principal offices of Sun, Inc."

It is understood and agreed that the legend set forth above will be removed upon surrender of certificates bearing such legend by delivery of substitute certificates without such legend if the undersigned will have delivered to Parent an opinion of counsel, in form and substance reasonably satisfactory to Parent, to the effect that (i) the sale or disposition of the shares represented by the surrendered certificates may be effected without registration of the offering, sale and delivery of such shares under the Securities Act, and (ii) the undersigned will have delivered to Parent the above-referenced advice of Ernst & Young LLP or the above-referenced no-action letter from the accounting staff of the SEC.

         Parent agrees that it will not unreasonably refuse to consent to, or unreasonably delay, the removal of the foregoing legends.

         By its execution hereof, Parent agrees that it will, as long as the undersigned owns any Parent Common Stock to be received by the undersigned pursuant to the Merger, take all reasonable efforts to make timely filings with the SEC of all reports required to be filed by it pursuant to the Exchange Act of 1934, as amended, and will promptly furnish upon written request of the undersigned a written statement confirming that such reports have been so timely filed.

                [Remainder of this page intentionally left blank]

         If you are in agreement with the foregoing, please so indicate by signing below and returning a copy of this Affiliate Pooling Agreement to the undersigned, and this Affiliate Pooling Agreement will become a binding agreement between us as of the date first above written.

                                                     Very truly yours,


                                                     ------------------------
                                                     Name

ACCEPTED by:

MAXIM INTEGRATED PRODUCTS, INC.


By:
   -----------------------------
Name:
      --------------------------
Title:
      --------------------------